UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BMC

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ABOUT BMC

BMC is one of the nation's leading providers of diversified building products and services to professional builders and contractors in the residential housing market. The Company's comprehensive portfolio of products and services spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management and an innovative eBusiness platform capable of supporting all of our customers' needs.

BMC's vision is to be the preferred supplier, employer, partner and distributor in our communities. We want to be known as one of the best companies across any industry, not just the building materials industry.

DEAR FELLOW STOCKHOLDERS,

We and our fellow directors strive to govern BMC Stock Holdings, Inc. in a prudent and transparent way that will support the Company in achieving strong operating and financial performance and deliver long-term value for you, our stockholders. On behalf of our fellow directors, we are honored to write to you and provide you with our 2019 proxy materials, which gives you the opportunity to vote on a number of important matters.

The Proxy Statement describes the business to be conducted at our 2019 Annual Meeting of Stockholders. A Notice of Internet Availability, which contains instructions on how to access online our 2019 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is first being sent to stockholders on or about March 29, 2019 (unless you have previously requested to receive a paper copy of our materials). We urge you to carefully read our proxy materials regarding the matters to be voted on at the Annual Meeting and to vote your shares via the Internet, by telephone or by mail as soon as possible so that your shares are represented at the Annual Meeting.

We believe that accountability to stockholders is an important part of BMC’s success. We encourage you to contact us to share your views, interests and concerns via BMC’s website at ir.buildwithbmc.com. If you would like to write to us, you may do so by addressing your correspondence to the Corporate Secretary at our principal executive offices at 8020 Arco Corporate Drive, Suite 400, Raleigh, NC 27617. We are excited about the future of BMC and are grateful for the trust you have placed in our Company. On behalf of the entire Board of Directors and management team, thank you for your continuing support.

David Bullock Chairman of the Board	David E. Flitman President and CEO

Message From the Chairman & CEO       i

Annual Meeting Details	Record Date	How to Attend the Annual Meeting

Thursday, May 16, 2019 7:00 a.m. Eastern Time Courtyard by Marriott 10600 Little Brier Creek Lane Raleigh, NC 27617	Only stockholders of record at the close of business on Thursday, March 21, 2019, will be entitled to vote at the Annual Meeting and any adjournments or postponements.

In order to attend the Annual Meeting, you must be a BMC stockholder as of the record date, and you must bring your admission card and current government-issued picture ID, and follow the instructions provided on page 38.

Your vote is important to us. You may vote in advance of the Annual Meeting by Internet, telephone or mail or by attending the Annual Meeting. Please refer to the Notice of Internet Availability of Proxy Materials or the proxy card or broker instructions that you received for information on how to vote.

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of BMC Stock Holdings, Inc. (“BMC” or the “Company”). We are holding the Annual Meeting for the following purposes:

Director Elections	Auditor Ratification	Say on Pay
1	2	3

Board recommendation VOTE FOR each director nominee	Board recommendation VOTE FOR ratification of PwC	Board recommendation VOTE FOR approval of our pay practices
Elect Cory J. Boydston, Henry Buckley and Carl R. Vertuca, Jr. as Class III directors to hold office until the 2022 Annual Meeting and until their respective successors are elected and qualified	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements, although we are not aware of any such business.

Thank you for your ongoing support and continued interest in the Company.

Very truly yours,
Timothy D. Johnson
Executive Vice President, General Counsel and Corporate Secretary
Raleigh, North Carolina
March 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 16, 2019.

This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2018 Annual Report are available through our Investor Relations website at ir.buildwithbmc.com or at www.proxyvote.com.

What does this mean? We are providing access to our proxy materials primarily over the Internet. On March 29, 2019, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials (unless such stockholder had previously requested to receive a paper copy). The notice contains instructions on how to access those documents online and how to receive a paper copy. This process conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method for stockholders to access our materials.

ii     BMC Stock Holdings, Inc.

This summary contains highlights about BMC and the upcoming Annual Meeting. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire proxy statement carefully before voting.

OVERVIEW

Beginning on March 29, 2019, the Board of Directors (the “Board”) of BMC is making available to you this proxy statement in connection with its solicitation of proxies for the Annual Meeting. The Annual Meeting will be held on Thursday, May 16, 2019, at 7:00 a.m., Eastern Time, at Courtyard by Marriott, 10600 Little Brier Creek Lane, Raleigh, NC 27617, for the purposes set forth in the Notice. For more information about the Annual Meeting, including how you can vote your shares and attend, see “Frequently Asked Questions About These Proxy Materials & Voting” on page 37.

On December 1, 2015, Stock Building Supply Holdings, Inc. (“SBS”) and Building Materials Holding Corporation (“BMHC”) merged (the “Merger”) to create the Company (Nasdaq: BMCH). In this proxy statement, unless the context requires otherwise, all references to the Company, BMC, we, us, our or similar words refer to BMC Stock Holdings, Inc. and its subsidiaries (the combined company), and references to SBS and BMHC refer to the legacy companies (and their respective subsidiaries) as they existed before the Merger.

2018 BUSINESS HIGHLIGHTS

The Company has performed very well since the Merger in December 2015. Key financial highlights include:

NET SALES ($ millions)	STRUCTURAL COMPONENTS SALES ($ millions)	MILLWORK, DOORS & WINDOWS SALES ($ millions)

NET INCOME ($ millions)	ADJUSTED EBITDA* ($ millions)	$210M Cash provided by operating activities, up from $94M in 2017

*	Adjusted EBITDA is a non-GAAP measure. See “Appendix A – Non-GAAP Measures” on page 42 for more information, including a reconciliation to the most directly comparable GAAP measure along with an explanation of why we use this measure and how it is useful to investors.

iii

PROXY STATEMENT INTRODUCTION & SUMMARY

BOARD HIGHLIGHTS

The following table provides an introduction to our Board, including the three Class III nominees for election at the Annual Meeting.

					Committees
Name	Age	Director since		Primary Occupation & Other Current Public Company Boards	A	C	G
Class III (nominees for term through 2022)
Cory J. Boydston I	59	2018		CFO, Ashton Woods USA	M
Henry Buckley I	58	2017		Former President, CEO & Director, Uni-Select		M	M
Carl R. Vertuca, Jr. I	72	2015	*	President, The Vertuca Group	M		C
Class II (term continues through 2021)
David E. Flitman	54	2018		President & CEO, BMC Stock Holdings
Michael T. Miller I	54	2015	*	Executive Vice President & CFO, Installed Building Products Director, Installed Building Products	M
James O’Leary I	56	2015	*	Chair & CEO of WireCo Worldgroup		C
Class I (term continues through 2020)
Mark A. Alexander I	60	2017		Founder, Chairman & CEO, Landmark Property Group Director, W.P. Carey	C
David W. Bullock, Chairman I	54	2015	*	Former CFO, Pinnacle Agriculture Holdings		M	M
David L. Keltner I	59	2015	*	Former Interim President & CEO, BMC Stock Holdings			M
Jeffrey G. Rea	54	2015	*	Former President & CEO, SBS Director, Verra Mobility Corp. & Gores Holdings III

I	: Independent	A	: Audit Committee	C	: Organization and Compensation Committee
C	: Chair	M	: Member	G	: Corporate Governance and Nominating Committee

*	Does not include the directors’ service on the boards of SBS or BMHC prior to the Merger.

The Corporate Governance and Nominating Committee (the “Governance Committee”) is responsible for, among other things, overseeing the succession planning process for directors so that we have the right people on the Board, both now and in the future, to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. Key Board composition highlights include:

Deep bench of industry experience, with 8 of 10 directors having served as executives in the building materials, home building, construction services or real estate industries
Significant financial expertise, with all 4 members of the Audit Committee qualifying as audit committee financial experts
Substantial majority of independent directors, with 8 of 10 directors, including our Chairman, being independent
Diversity of backgrounds, with 6 CEOs, 4 CFOs, 1 venture capitalist, a broad range of ages represented on the Board (ranging from 54 to 72), 1 female director and 1 director identifying as LGBT

Mix of director tenures, with 2 of 10 directors having served on the Board for more than 5 years (including, for this purpose, service on the boards of SBS or BMHC prior to the Merger) and 4 directors joining the Board over the past 2 years

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that our long-standing commitment to robust corporate governance is a crucial aspect of our efforts to advance and safeguard the interests of our Company and our stakeholders. Some of our key corporate governance practices include:

Separate Chairman of the Board and CEO, with an independent director serving as Chairman
Substantial majority of our Board is independent, including 8 of our 10 directors
Solely independent key committees, including Audit, Governance, and Compensation
Active, engaged Board, with total average attendance at meetings of the Board and applicable committees of over 96%
Annual Board and committee evaluations overseen by the Governance Committee

iv     BMC Stock Holdings, Inc.

PROXY STATEMENT INTRODUCTION & SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

PRIMARY OBJECTIVES OF OUR COMPENSATION PROGRAM

1	Attract and Retain	2	Motivate and Reward	3	Align with Strategy	4	Align with Stockholders
Attract, engage and retain superior talent who contribute to our long-term success		Motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business		Align compensation with our corporate strategies and business objectives		Effectively align our executive officers’ interests with those of our stockholders

PROGRAM ELEMENTS FOR 2018

–	Base salary. Fixed, market competitive base level of cash compensation
–	Annual bonus. Variable annual cash opportunity that may be earned based on achievement of challenging adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (75% weighting) and Free Cash Flow (25% weighting) performance targets
–	Time-based RSUs. Restricted stock units that vest annually in one-third increments from the date of grant subject to the executive’s continued service
–	Performance-based RSUs. Variable restricted stock units that may be earned based on achievement of cumulative adjusted earnings per share (“Adjusted EPS”) (weighted 50%) and average return on invested capital (“Average ROIC”) (weighted 50%) performance targets over a three-year performance period

PAY MIX FOR 2018

For 2018, 77% of David Flitman’s annualized target total direct compensation (i.e., annualized base salary, annualized target annual bonus, and target long-term equity award value) and an average of 70% of our other named executive officers’ target total direct compensation was at risk or contingent upon corporate performance as shown below.

CEO*	AVERAGE OF OTHER NEOs

*	This chart omits the one-time $200,000 sign-on bonus that was paid to Mr. Flitman under the terms of his Employment Agreement in recognition of certain lost compensation opportunities with his prior employer when he joined BMC in September 2018.

v

vi     BMC Stock Holdings, Inc.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, three director nominees are to be elected as Class III directors. Upon recommendation by the Governance Committee, the Board has nominated Cory J. Boydston, Henry Buckley and Carl R. Vertuca, Jr. for election for a term of three years (through the 2022 Annual Meeting) and until their successors have been duly elected and qualified. Each of the nominees currently serves as a Company director. Mrs. Boydston and Mr. Buckley were appointed to the Board in 2018 and 2017, respectively, and so have not previously been elected by BMC’s stockholders. Mr. Vertuca was previously elected by BMC’s stockholders in 2016. In connection with the September 2018 appointment of Mr. Flitman as President, Chief Executive Officer and a Class II director, the Board increased its size to ten and the number of Class II directors to three.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve if elected. Although the Board has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee(s).

BMC Board Recommendation The Board unanimously recommends a vote FOR the election of each of the director nominees.

 CLASS III NOMINEES FOR A TERM EXPIRING AT THE 2022 ANNUAL MEETING

Independent
Age: 59
Director Since: 2018
Board Committees: Audit

Qualifications
We believe that Mrs. Boydston possesses specific attributes that qualify her to serve as a member of the Board, including her public company accounting and finance experience and extensive related industry experience.

CORY J. BOYDSTON
Director Service at BMC
–Director of the Company since 2018
Professional Experience
–Currently serves as Chief Financial Officer of Ashton Woods USA L.L.C., the third largest private homebuilder in the United States, a position she has held since 2009
–Senior Vice President, Chief Financial Officer and Partner at Starwood Land Ventures, LLC, a real estate investment firm that engages in residential land acquisition, development and financing, from 2008 to 2009
–Senior Vice President – Finance and Treasury at Beazer Homes USA, Inc. (NYSE: BZH), a home construction company, from 1998 to 2008
–A variety of leadership roles at Lennar Corporation (NYSE: LEN), a home construction company, from 1987 to 1997, including Chief Financial Officer and Corporate Controller
Other Current Positions
–Co-Founder of Women’s Housing Leadership Group
Education/Training
–B.S. in Accounting from Florida State University
–Certified Public Accountant in the State of Georgia

2019 Proxy Statement       1

CORPORATE GOVERNANCE MATTERS

Independent
Age: 58
Director Since: 2017
Board Committees: Compensation, Governance

Qualifications
We believe that Mr. Buckley possesses specific attributes that qualify him to serve as a member of the Board, including his prior role as Vice President of Specialty Brand Companies and Mergers and Acquisitions at W.W. Grainger and his extensive distribution business experience across multiple industries.

HENRY BUCKLEY
Director Service at BMC
–Director of the Company since 2017
Professional Experience
–Most recently served as President, Chief Executive Officer and a director of Uni-Select, a distributor of automotive refinish and industrial paint and related products, a position he held from August 2015 until his retirement in September 2018
–Chief Operating Officer of Uni-Select from September 2014 to August 2015
–A number of leadership roles at W.W. Grainger, Inc., an industrial supply company, including Vice President of Specialty Brand Companies and Mergers and Acquisitions from May 2012 to September 2014
–More than 35 years of experience, having served in management roles across a number of distribution businesses in multiple industries, including fluid power, electrical, building materials and general industrial distribution
Education/Training
–M.B.A. from Queen’s University

Independent
Age: 72
Director Since: 2015
Board Committees: Audit, Governance (Chair)

Qualifications
We believe that Mr. Vertuca possesses specific attributes that qualify him to serve as a member of the Board, including his extensive financial and executive experience with large organizations, experience as a director of public companies and his expertise in executive management in the areas of corporate development, acquisitions, finance, administration, manufacturing and engineering.

CARL R. VERTUCA, JR.
Director Service at BMC
–Director of the Company since 2015
–Prior to the Merger, served as director of BMHC since 2010
Professional Experience
–Currently serves as President of The Vertuca Group, a venture capital and real estate investment company, a position he has held since 2000
–Executive Vice President of Finance and Administration and a director of the Dii Group, a publicly held contract manufacturing company, from 1993 to 2000
–Director and Chairman of the Audit Committee of DDi Corp. (Nasdaq: DDIC), a publicly traded company that produced quick-turn printed circuit boards, from 2003 until the company was acquired in June 2012
Public Company Boards in the Past Five Years
–Director and Chairman of the Audit Committee at Roomlinx (OTCMKTS: RMLX)
Education/Training
–A.S. in Mechanical Engineering from the University of Kentucky
–B.S. in Business from the University of Kentucky
–M.B.A. from the University of Kentucky

2       BMC Stock Holdings, Inc.

CORPORATE GOVERNANCE MATTERS

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

President & CEO
Age: 54
Director Since: 2018
Board Committees: None

Qualifications
We believe that Mr. Flitman possesses specific attributes that qualify him to serve as a member of the Board, including his proven track record and demonstrated leadership ability from over three decades of experience leading distribution businesses across multiple industries and his depth of operational, commercial and supply chain experience.

DAVID E. FLITMAN
Director Service at BMC
–Director of the Company since 2018
Professional Experience
–Currently serves as the Company’s President and CEO, a position he has held since September 2018
–Executive Vice President of Performance Food Group Company, a family of leading foodservice distributors, and President and Chief Executive Officer of its Performance Foodservice division from January 2015 to September 2018
–Chief Operating Officer and President, USA & Mexico of Univar Corporation, a global chemical distributor, from January 2014 to December 2014 after joining Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain & Export Services teams
–Executive Vice President and President, Water and Process Services at Ecolab Inc., the global leader in water, hygiene and energy technologies and services from November 2011 to September 2012, and previously Senior Executive Vice President of Nalco Holding Company from August 2008 until it was acquired by Ecolab in November 2011
–President of Allegheny Power System, an electric utility that served customers in Pennsylvania, West Virginia, Virginia, and Maryland, from February 2005 to July 2008
–Prior to this, nearly 20 years in operational, commercial, and global business leadership positions at DuPont, a science and technology-based company
Other Current Public Company Boards
–Director of Veritiv Corporation (NYSE: VRTV)
Education/Training
–B.S. in Chemical Engineering from Purdue University

Independent
Age: 54
Director Since: 2015
Board Committees: Audit

Qualifications
We believe that Mr. Miller possesses specific attributes that qualify him to serve as a member of the Board, including his extensive experience in the building products industry, background in finance and knowledge of financial reporting, including over 15 years of management and oversight of financial reporting and audit teams.

MICHAEL T. MILLER
Director Service at BMC
–Director of the Company since 2015
–Prior to the Merger, served as a director of BMHC since 2014
Professional Experience
–Currently serves as Executive Vice President, Chief Financial Officer of Installed Building Products, Inc. (NYSE: IBP), a leader in the installation of insulation, garage doors, rain gutters, shower doors, closet shelving and mirrors, and other products in the new and existing residential and commercial real estate markets, a position he has held since March 2004
–Executive Vice President—Finance, Installed Building Products, Inc. from 2000 to March 2004
–Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc. (Nasdaq: HBAN), a regional bank holding company from 1991 to 2000
Other Current Public Company Boards
–Director of Installed Building Products, Inc. (NYSE: IBP)
Education/Training
–B.A. from Wake Forest University

2019 Proxy Statement       3

CORPORATE GOVERNANCE MATTERS

Independent
Age: 56
Director Since: 2015
Board Committees: Compensation (Chair)

Qualifications
We believe that Mr. O’Leary possesses specific attributes that qualify him to serve as a member of the Board, including his depth of business, operations and financial experience.

JAMES O’LEARY
Director Service at BMC
–Director of the Company since 2015
–Prior to the Merger, served as a director of BMHC since 2014
Professional Experience
–Currently serves as Chairman and Chief Executive Officer of WireCo Worldgroup, Inc., a leading global manufacturer of engineered wire, steel rope and synthetic rope, a position he has held since January 2017
–Senior advisor to several leading private equity firms, including Onex Partners and Madison Dearborn Partners, and as Chairman of Kinematics Manufacturing Company, from October 2013 to the present
–Chairman of the Board and Chief Executive Officer of Kaydon Corporation, Inc., a diversified global manufacturer of precision industrial goods that was listed on the New York Stock Exchange, from March 2007 until its sale in October 2013
–Independent director of Kaydon Corporation, Inc. from 2005 to March 2007
Other Current Positions
–Director of WireCo WorldGroup, Inc.
–Chairman of Kinematics Manufacturing Company
–Member, Industrial Advisory Group, Madison Dearborn Partners
Education/Training
–B.B.A. from Pace University
–M.B.A. from the Wharton School of the University of Pennsylvania
–Certified Public Accountant (currently inactive) in the State of New York

4       BMC Stock Holdings, Inc.

CORPORATE GOVERNANCE MATTERS

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Independent
Age: 60
Director Since: 2017
Board Committees: Audit (Chair)

Qualifications
We believe that Mr. Alexander possesses specific attributes that qualify him to serve as a member of the Board, including his executive expertise and experience gained from previous management positions.

MARK A. ALEXANDER
Director Service at BMC
–Director of the Company since 2017
Professional Experience
–Currently serves as Founder, Chairman and Chief Executive Officer of Landmark Property Group, a property management and real estate redevelopment company, since its founding in 2009
–Chief Executive Officer, President and a director of Suburban Propane Partners (NYSE: SPH), a multibillion-dollar energy services company, from March 1996 to September 2009
–Senior Vice President, Business Development of Hanson Industries, the U.S. arm of Hanson plc from 1984 to 1996
Other Current Public Company Boards
–Director and Audit Committee Chairman at W.P. Carey Inc. (NYSE: WPC)
Education/Training
–B.B.A. in Accounting from the University of Notre Dame
–Certified Public Accountant (currently inactive) in the State of New Jersey

Independent Board Chair
Age: 54
Director Since: 2015
Board Committees: Compensation, Governance

Qualifications
We believe that Mr. Bullock possesses specific attributes that qualify him to serve as a member of the Board, including his extensive financial skills and experience gained from previous management positions.

DAVID W. BULLOCK
Director Service at BMC
–Director of the Company since 2015
–Prior to the Merger, served as a director of BMHC since 2014
Professional Experience
–Most recently served as the Chief Financial Officer of Pinnacle Agriculture Holdings LLC, an agricultural retail and wholesale distribution business, from October 2015 until his retirement in September 2017
–Director of Pinnacle Agriculture Holdings LLC from 2015 to January 2018 and Audit Committee Chairman from January 2015 to October 2015
–Private investor between 2011 and 2015
–Chief Financial Officer of Graham Packaging Company Inc. (NYSE: GRM), a global manufacturer of rigid plastics containers, from 2009 until the sale of the company in 2011
–Chief Operating Officer, Executive Vice President and Chief Financial Officer of UAP Holding Corporation (Nasdaq: UAPH), a distributor of agricultural-related products from 2002 to 2008
–Prior to this, various financial positions with FMC Corporation, Air Products and Chemicals Inc. and Westinghouse Electric
Public Company Boards in the Past Five Years
–Director of Origin Agritech Limited (Nasdaq: SEED)
Other Current Positions
–Director and Audit Committee Chairman at AEA TCB Holdings LP
–Director of Vail Christian Academy
–Director of Faith Alive USA Inc.
Education/Training
–B.S. in Electrical Engineering from Lehigh University
–M.B.A. from Cornell University

2019 Proxy Statement       5

CORPORATE GOVERNANCE MATTERS

Independent
Age: 59
Director Since: 2015
Board Committees: Governance

Qualifications
We believe that Mr. Keltner possesses specific attributes that qualify him to serve as a member of the Board, including his experience in building products distribution, strong executive and financial skills gained from previous and current management positions and valuable experience gained from board service.

DAVID L. KELTNER
Director Service at BMC
–Director of the Company since 2015
–Prior to the Merger, served as a director of SBS since 2014
Professional Experience
–Most recently served as the Company’s Interim President and Chief Executive Officer from January 2018 to September 2018
–Interim Chief Financial Officer of Ferguson plc (formerly Wolseley plc), a heating and plumbing distributor to the professional market, from August 2016 to August 2017
–Chief Financial Officer of Ferguson Enterprises, Inc., a U.S. distributor of residential and commercial plumbing, HVAC and industrial supplies, from 2009 to August 2016
–Chief Financial Officer of Wolseley North America, from 2007 to 2009
–Vice President for Construction Lending of SBS from 1993 to 2006
–Prior to that, Vice President in the Institutional/Corporate Bank division of NationsBank
Other Current Positions
–Director of Crescent Electric Supply Company
Education/Training
–B.S. in Finance from Miami University
–M.B.A. from the University of Chicago

Age: 54
Director Since: 2015
Board Committees: None

Qualifications
We believe that Mr. Rea possesses specific attributes that qualify him to serve as a member of the Board, including his past position as Chief Executive Officer of SBS before the closing of the Merger and his broad industrial background.

JEFFREY G. REA
Director Service at BMC
–Director of the Company since 2015
–Prior to the Merger, served as a director of SBS since 2010
Professional Experience
–Most recently served as the President and Chief Executive Officer of SBS from 2010 until the Merger in 2015
–President of the specialty products group at TE Connectivity Ltd. (NYSE: TEL) from 2008 to 2010
–Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products that is owned by Berkshire Hathaway Company (NYSE: BRK), from 2006 to 2007, after joining Johns Manville in 2002 as a Vice President and General Manager of its building insulation business
–Before joining Johns Manville, 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions, as well as 5 years with its corporate audit staff
Other Current Public Company Boards
–Director and Compensation Committee Chairman of Verra Mobility Corp. (formerly Gores Holdings II, Inc.) (Nasdaq: VRRM)
–Director and Compensation Committee Chairman of Gores Holdings III, Inc. (Nasdaq: GRSH)
Public Company Boards in the Past Five Years
–Director of Gores Holdings, Inc. (now Hostess Brands, Inc.)
Education/Training
–B.S. in Mechanical Engineering from Rose-Hulman Institute of Technology

6       BMC Stock Holdings, Inc.

CORPORATE GOVERNANCE MATTERS

BOARD COMPOSITION

The Governance Committee is responsible for, among other things, overseeing the succession planning process for directors and ensuring that we have the right people on the Board, both now and in the future, to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the Governance Committee is charged with identifying, screening and recruiting potential director candidates to fill expected vacancies.

HOW WE BUILD A BOARD THAT’S RIGHT FOR BMC

In identifying potential candidates for Board membership, the Governance Committee relies on suggestions and recommendations from directors, stockholders, management and others, including from time to time executive search firms to assist it in locating qualified candidates. The Governance Committee does not distinguish between nominees recommended by stockholders and other nominees.

Once potential director candidates are identified, the Governance Committee, with the assistance of management, undergoes an extensive vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee as well as other members of the Board and the Chief Executive Officer will conduct a series of interviews with the candidates. If the Governance Committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it will recommend the candidate’s nomination or appointment to the full Board for consideration.

WHAT WE LOOK FOR IN DIRECTORS

The Governance Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our stockholders. The committee considers a wide range of factors when selecting and recruiting director candidates, including achieving:

–	Experienced and qualified Board. The Governance Committee seeks directors with significant leadership experience as a senior officer in a public or substantial private company (or other comparable experience) in areas relevant to the Company so that they have a breadth of knowledge about issues affecting the Company and its industry. In this regard, we seek directors with expertise in finance, logistics, manufacturing, law, human resources, marketing and other areas that the Board determines are important.
–	Diversity. The Governance Committee takes into account a candidate’s ability to contribute to the diversity of occupational and personal backgrounds on the Board. To this end, the Committee considers all factors deemed appropriate, including diverse characteristics. In this regard, we have one female director and one of our directors identifies as LGBT. The committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.
–	Mix of director tenures. We believe that BMC benefits by fostering a mix of experienced directors with a deep understanding of the Company and its industry and those who bring fresh perspectives. In this regard, we have a number of directors with deep industry experience who served on the legacy BMHC or SBS boards prior to the Merger, and we have recruited four new directors over the past two years.
–	Ideal Board size. We have set the size of the Board at ten directors, which includes four Class I directors, three Class II directors and three Class III directors. The Board believes this size works well as it provides a sufficient number of directors on the Board to achieve an appropriate mix of experience and meet its oversight responsibilities, while promoting accountability and efficiency.

Director “must-haves.” In addition to the considerations above, we believe that all of our directors should possess the following personal attributes: integrity and sound ethical character, absence of legal or regulatory impediments, absence of conflicts of interest, demonstrated track record of achievement, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the Board and its committees, and willingness to assume broad, fiduciary responsibilities on behalf of all stockholders.

HOW WE ASSESS DIRECTOR INDEPENDENCE

Our policy and practice. We require a majority of our Board members, including all members of our Audit Committee, Compensation Committee and Governance Committee, to be independent under Nasdaq listing standards. The Board, with the assistance of the Governance Committee, considers all relevant facts and circumstances when making its independence determinations. A substantial majority of our Board – eight out of ten directors – is independent.

How we assessed independence this year. The Board has affirmatively determined that the following eight directors are independent within the meaning of the Nasdaq listing standards: Mrs. Boydston and Messrs. Alexander, Buckley, Bullock, Keltner, Miller, O’Leary and Vertuca. Barry J. Goldstein, who served as director until our 2018 Annual Meeting, was determined to be independent during the time he served on the Board. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with BMC. In making this determination, the Board took into account that BMC from time to time engages in business in the ordinary course with entities where our directors are employed. In each of the last three fiscal years, payments that BMC made to or received from these businesses accounted for less than 2% of the annual revenues of each of BMC and the other entities.

2019 Proxy Statement       7

CORPORATE GOVERNANCE MATTERS

HOW YOU CAN RECOMMEND A CANDIDATE FOR ELECTION TO THE BOARD

The Governance Committee considers director candidates recommended by stockholders. Stockholders wishing to recommend a candidate may do so by writing to the Corporate Secretary at the Company’s address on the last page of this proxy statement, and including all information that our Bylaws require for director nominations.

BOARD OPERATIONS

The Board is elected by stockholders to oversee management and assure that stockholders’ long-term interests are being served. In furtherance of this responsibility, a key function of the Board is reviewing, approving (where appropriate) and actively monitoring management’s execution on the Company’s long-term strategic goals and providing advice and counsel to management on significant issues facing the Company. The Board reviews and considers the Company’s strategy throughout the year, and discusses it at every Board meeting.

The Board actively engages on BMC matters throughout the year. Key touch points for the Board include:

–	Quarterly Board meetings. Each quarter, the Board holds an in-person, two-day session that includes meetings of the Board’s standing committees (Audit Committee, Governance Committee and Compensation Committee), a meeting of the independent directors, a meeting of the full Board that includes updates from the chief executive officer, chief financial officer, heads of our business segments and heads of key functions, including Human Resources and Legal, and a working dinner focused on the Company’s financial performance. The Board and committees also have calls as needed in between their quarterly meetings.
–	Annual governance review and investor feedback update. Throughout the year, the Company actively engages with its largest stockholders on a wide range of matters. Each year, the Board and Governance Committee receive an update on current trends in corporate governance and feedback received from investors, which helps inform the Board’s decisions to enhance corporate governance, executive compensation and disclosure practices.
–	Annual Board and committee evaluations. The Board and each of its standing committees undergo an extensive self-evaluation each year that helps inform the Board’s decisions to enhance Board and committee operations and its consideration of Board composition.

Attendance at Board meetings. We expect all directors to attend and actively participate in all in-person and telephonic meetings of the Board (and of any committees on which they serve). In 2018, the Board held 20 meetings, the Audit Committee held seven meetings, the Compensation Committee held nine meetings, and the Governance Committee held seven meetings. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the period he or she was on the Board or committee.

Attendance at the annual stockholders meeting. Directors are also encouraged to attend the annual meeting of stockholders. All of our directors then on the Board and whose terms were continuing attended our 2018 Annual Meeting.

HOW THE BOARD OVERSEES RISK

Our executive management team is responsible for managing the risks inherent in our business, and our Board oversees our executive team in the execution of its risk management function. To assist in this oversight function, our Board has overseen the development of the Company’s risk management process. Management identifies and assesses the risks inherent in the business based on the likelihood of the risk occurring and the consequence to the Company if the risk were to be realized. Each year an annual risk assessment is presented to the Board identifying significant risks, including a description of any current or future mitigating actions the Company may take. The Board and Audit Committee also receive interim reports on emerging risks as they occur.

Our Board regularly discusses with management BMC’s major risk exposures, their potential impact on our business and the steps we take to monitor, mitigate and control such exposures. While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to our Board committees as follows:

–	Audit Committee. Reviews and discusses the Company’s policies and guidelines with respect to risk assessment and management, and oversees financial risk exposure and risks related to our compliance programs, financial statements and internal controls
–	Governance Committee. Oversees risks related to corporate governance, including the performance and composition of the Board
–	Compensation Committee. Oversees risks related to our compensation policies and programs and succession planning (together with the full Board), and development and retention of Company executives

The full Board is responsible for overseeing cybersecurity risks and, in this regard, receives regular cybersecurity updates (at least annually) from the Company’s senior information technology executives.

8       BMC Stock Holdings, Inc.

CORPORATE GOVERNANCE MATTERS

BOARD OVERSIGHT OF CEO SUCCESSION PLANNING

Following the CEO transition that occurred in January 2018, the Board appointed director David Keltner to serve as Interim President and CEO. The Board, through a committee and working with a leading executive search firm, conducted an extensive search to identify the individual with the right experience, vision and track record to accelerate our strategy and lead BMC into the future. The Board’s search culminated with the appointment of David Flitman, who commenced service as our President and Chief Executive Officer in September 2018.

BOARD LEADERSHIP STRUCTURE

Current Board leadership structure. We currently separate the roles of Chairman of the Board and CEO. Mr. Bullock, an independent director, serves as Chairman, and Mr. Flitman serves as President and CEO.

Why the Board believes its leadership structure is appropriate for the Company. The Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Flitman to focus on his role leading the Company as President and CEO, while enabling Mr. Bullock to continue to provide leadership on policy matters at the Board level. The Board believes that the Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then-current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

BOARD COMMITTEES

The Board has a standing Audit Committee, Compensation Committee and Governance Committee. Each of the standing committees meets periodically throughout the year, reports its actions to the Board, receives reports from senior management, annually evaluates its performance and can retain outside advisors. The Board has adopted a written charter for each of these committees, which sets out its functions and responsibilities. These are available in the “Corporate Governance” section of our Investor Relations website at ir.buildwithbmc.com.

Director Name	Independent	Audit Committee	Compensation Committee	Governance Committee
David W. Bullock (Chairman of the Board)	Yes
Mark A. Alexander	Yes
Cory J. Boydston	Yes
Henry Buckley	Yes
David E. Flitman	No
David L. Keltner	Yes
Michael T. Miller	Yes
James O’Leary	Yes
Jeffrey G. Rea	No
Carl R. Vertuca, Jr.	Yes
Number of meetings in 2018		7	9	7

: Chair	: Member	: Financial Expert

Committee independence. The Board has determined that each standing committee member meets the applicable Nasdaq listing standards regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to BMC. In addition, all of our Audit Committee and Compensation Committee members meet the heightened independence requirements under applicable SEC rules and Nasdaq listing standards.

Financial acumen. Each of our Audit Committee members meets the financial literacy requirements of the SEC and Nasdaq, and each of our Audit Committee members also qualifies as an “audit committee financial expert” under SEC rules.

2019 Proxy Statement       9

CORPORATE GOVERNANCE MATTERS

Key committee oversight responsibilities

Audit Committee	(1)	selection, compensation, evaluation and work of our outside auditor
	(2)	accounting and financial reporting processes, policies and principles
	(3)	financial statements and internal control over financial reporting
	(4)	internal audit function
	(5)	risk assessment and management, major financial risk exposures, related party transactions
	(6)	legal and regulatory compliance and ombuds program
Compensation Committee	(1)	overall compensation philosophy
	(2)	compensation and employment agreements for our chief executive officer and other executive officers
	(3)	director compensation
	(4)	equity and other incentive plans
	(5)	risks arising from compensation programs and executive succession planning
	(6)	stockholder engagement on executive compensation matters
Governance Committee	(1)	director succession and vacancy planning
	(2)	director recruitment and nominations
	(3)	Board committee membership and structure
	(4)	annual evaluations of the Board and Board committees
	(5)	annual review of corporate governance practices, including our Corporate Governance Guidelines

OTHER GOVERNANCE POLICIES

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines, which you can find on our website at ir.buildwithbmc.com, that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Board annually reviews these guidelines, along with the charters for the Board’s standing committees, so that our policies and programs continue to reflect good corporate governance practices. In connection with the Board’s review over the past two years, the Board determined to: adopt stock ownership guidelines for directors and executive officers (discussed below); expand the Board’s director selection criteria beyond experience in the Company’s industry to include other business experience relevant to the Company and, where appropriate, the consideration of diverse characteristics; adopt limits on the number of public company boards on which directors can serve (four other boards or, for directors who serve as a public company CEO, two other boards); require directors to seek approval before joining the board of another company; provide an oversight role for the Compensation Committee regarding stockholder engagement on executive compensation matters and the Governance Committee regarding stockholder engagement on all other matters; provide that the Governance Committee will oversee the director orientation process for new directors; and strengthen the Company’s insider trading and investor communication policies.

HOW YOU CAN COMMUNICATE WITH THE BOARD

Stockholders may contact an individual director, the Board as a group or a specified Board committee or group, including the non-employee directors as a group, at the following address:

c/o Corporate Secretary, BMC Stock Holdings, Inc., 8020 Arco Corporate Drive, Suite 400, Raleigh, NC 27617, Attn: Chairman of the Corporate Governance and Nominating Committee

The Board has instructed our Corporate Secretary to review correspondence directed to the Board and not to forward certain items that are unrelated to the duties and responsibilities of the Board, such as resumes or business solicitations, or that are otherwise inappropriate. See our website at http://ir.buildwithbmc.com/investors/corporate-governance/contact-the-board/default.aspx for more information. In accordance with our Corporate Governance Guidelines, appropriate correspondence will be forwarded to the Chairman of the Governance Committee.

10     BMC Stock Holdings, Inc.

CORPORATE GOVERNANCE MATTERS

BOARD INTEGRITY POLICIES

Code of Business Conduct and Ethics. The Board has approved and adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. In the event that we amend, or grant a waiver from, a provision of the code that applies to the chief executive officer, chief financial officer or chief accounting officer and that requires disclosure under applicable SEC rules, we will disclose this within four business days on our website at ir.buildwithbmc.com.

Conflicts of interest. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. If an actual or potential conflict of interest arises, the director is required to promptly inform the Board, which will then determine an appropriate resolution on a case-by-case basis.

RELATED PERSON TRANSACTIONS

Approval Policies
Our Board has adopted a written policy regarding the review, approval or ratification of transactions involving certain persons that the SEC requires to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” Under SEC rules, a related person is an officer, director, nominee for director, beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year, or an immediate family member of any of the foregoing. Under this written policy, our Audit Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person. In the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

–	The extent of the nature of the related person’s interest in the transaction;
–	The material terms of the transaction, including the amount involved and type of transaction;
–	The availability of comparable products or services from unaffiliated third parties, if applicable;
–	The importance of the transaction to the related person and to our Company;
–	Whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
–	Any other matters the Audit Committee deems appropriate.

Related Person Transactions for 2018
Other than compensation agreements and other arrangements that are described under “Executive Compensation,” since January 1, 2018, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

DIRECTOR COMPENSATION

The Compensation Committee annually reviews the form and amount of compensation payable to our non-employee directors and recommends any appropriate adjustments to the full Board for approval. No changes were made to our director compensation program for 2018 as a result of this review. For 2018, all members of our Board who were not employed by the Company or one of its subsidiaries received compensation for their services to the Board and related committees as described below.

NON-EMPLOYEE DIRECTOR COMPENSATION ELEMENTS

Description	Amount
Annual retainer	$75,000 for non-employee directors $150,000 for non-employee chair of the Board
Additional annual retainer for serving on a committee	$10,000 for membership on Audit Committee or Compensation Committee $6,000 for membership on Governance Committee
Additional annual retainer for chairing a committee	$25,000 for chair of Audit Committee or Compensation Committee $16,000 for chair of Governance Committee
Annual equity grant	$100,000 for non-employee directors $200,000 for non-employee chair of the Board

2019 Proxy Statement     11

CORPORATE GOVERNANCE MATTERS

2018 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table sets forth the annual compensation that we paid our non-employee directors in 2018. Although currently a non-employee director, David Keltner served as our Interim President and Chief Executive Officer for over eight months in 2018 and his compensation is reported in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David W. Bullock(3)	165,797	201,550	—	367,347
Mark Alexander(4)	100,679	100,785	—	201,464
Cory J. Boydston(5)	66,545	115,337	—	181,882
Henry Buckley(6)	88,763	100,785	—	189,548
Barry J. Goldstein(7)	43,435	—	—	43,435
Michael T. Miller	85,000	100,785	—	185,785
James O’Leary	110,000	100,785	—	210,785
Jeffrey G. Rea	75,000	100,785	13,315	189,100
Carl R. Vertuca, Jr.	107,000	100,785	—	207,785

(1)

Represents the grant date fair value of restricted stock units (RSUs) granted to our non-employee directors during fiscal year 2018 based on the closing market price on the date prior to grant. We used our closing market price on the grant date in order to determine the number of RSUs to award to each director. With the exception of 724 RSUs granted to Mrs. Boydston on March 20, 2018, the RSUs vest in full on the earlier of May 16, 2019, or the date of the Annual Meeting. The 724 RSUs granted to Mrs. Boydston reflect prorated equity compensation for her service from March 20, 2018 through the date of our 2018 Annual Meeting and vested in full on May 11, 2018. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For a discussion of the assumptions used in determining the compensation cost associated with stock awards, see Note 14 of the Notes to the Consolidated Financial Statements on Form 10-K for the fiscal year ended December 31, 2018. As of December 31, 2018, each of our directors held the following number of restricted stock units and stock options:

Name	Outstanding RSUs (#)	Outstanding Options (#)
David W. Bullock	10,257	—
Mark Alexander	5,129	—
Cory J. Boydston	5,129	—
Henry Buckley	5,129	—
Barry J. Goldstein	—	—
Michael T. Miller	5,129	—
James O’Leary	5,129	—
Jeffrey G. Rea	5,129	221,201	(a)
Carl R. Vertuca, Jr.	5,129	—

(a)

Mr. Rea’s stock options are all fully vested. Of these options, 47,399 have an exercise price of $0.97 per share and expire on March 1, 2022, 92,502 have an exercise price of $14.00 per share and expire on August 14, 2023, and 81,300 have an exercise price of $20.34 per share and expire on July 3, 2024.

(2)

Represents the aggregate cost of medical and dental coverage provided to Mr. Rea under the Company’s broad-based group health plan and the cost to the Company of health premiums for supplemental coverage provided through a third party. Mr. Rea receives such benefits under an arrangement with the Company entered into in connection with the Merger, under which the Company has agreed to provide such coverage for so long as Mr. Rea continues to serve as a director of the Company.

(3)	Mr. Bullock was appointed to the Compensation Committee on January 9, 2018.
(4)	Mr. Alexander was appointed Chair of the Audit Committee on May 16, 2018.
(5)	Mrs. Boydston joined the Board on March 20, 2018, and thus her annual retainer and annual equity grant were each prorated.
(6)	Mr. Buckley was appointed to the Governance and Nominating Committee on May 16, 2018.
(7)	Mr. Goldstein retired from the Board on May 16, 2018. He did not receive any equity awards in 2018.

12     BMC Stock Holdings, Inc.

CORPORATE GOVERNANCE MATTERS

DIRECTOR STOCK OWNERSHIP GUIDELINES

Effective as of March 1, 2018, the Board adopted a policy requiring each non-employee director to own Company equity securities with an aggregate value of at least three times the director’s annual cash retainer. Directors have five years from the later of the date of their election or the effective date of the policy to meet this ownership requirement. If a director does not reach his or her ownership requirement within the time period provided, the Compensation Committee will determine whether action is appropriate, and may award all future Board compensation, including any retainers for committee service, in equity until the guideline is met. As of the date of this proxy statement, all of the non-employee directors serving on the Board had met the ownership requirement or were on track to meet the ownership requirement by the applicable deadline.

2019 Proxy Statement     13

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. For 2019, the Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent auditor. PwC has served as our independent auditor since 2015, and previously served as the independent auditor for SBS from 1985 to 2015. The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interests of the Company and its stockholders.

Why are we asking stockholders to vote on this proposal? The Board, upon recommendation of the Audit Committee, is submitting the selection of PwC to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PwC, the Audit Committee will review its future selection of our independent auditor in light of that vote result. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a new independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PwC are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.

BMC Board Recommendation The Board unanimously recommends a vote FOR this proposal.

FEES PAID TO PwC

The following table sets forth the aggregate fees billed for professional services rendered by PwC for 2017 and 2018.

	Fiscal 2017	Fiscal 2018
Audit Fees(1)	$3,019,152	$2,725,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,765	2,765
Total	$3,021,917	$2,727,765

(1)	Consists of fees for professional services provided in connection with the audit of our consolidated annual financial statements and review of our consolidated interim financial statements. For fiscal 2017, this includes services in connection with securities offerings.
(2)	Consists of fees for services other than those described above. For fiscal 2017 and 2018, this includes a subscription to an online accounting research tool and a licensing fee for a disclosure checklist.

KEY AUDIT OVERSIGHT POLICIES AND PRACTICES

PRE-APPROVAL POLICY FOR SERVICES PROVIDED BY PwC

The Audit Committee has established a policy concerning the pre-approval of services performed by the Company’s external accounting firms. Under this policy, the committee reviews all engagement letters from accounting firms for non-audit services and specifically pre-approves all services to be provided by the Company’s independent registered public accounting firm. As part of its review, the committee considers whether the provision of any non-audit services is compatible with maintaining the independence of our independent auditor, and solicits the input of management and the independent auditor on this issue.

14     BMC Stock Holdings, Inc.

AUDIT MATTERS

In 2018, all services provided to the Company by PwC were pre-approved by the Audit Committee pursuant to the policies and procedures described above, and all non-audit services provided to the Company by PwC were determined by the committee to be compatible with the maintenance of PwC’s independence in the conduct of its auditing functions.

ROTATION OF LEAD AUDIT ENGAGEMENT PARTNER

Key PwC partners assigned to our audit are rotated at least every five years. The Audit Committee and its chair oversee the selection process for each new lead engagement partner. Throughout this process, the committee and management provide input to PwC about the Company’s priorities, discuss candidate qualifications and interview potential candidates put forth by the firm.

AUDIT COMMITTEE REPORT

ROLES AND RESPONSIBILITIES

–	Management. Management of the Company has the primary responsibility for the preparation, presentation and integrity of the accounting and financial reporting practices of the Company, including our system of internal controls. To help maintain the integrity of our accounting and financial reporting practices, we have a dedicated financial reporting team as well as an internal audit function that conducts financial, compliance and process improvement audits throughout the year.
–	Independent auditor. PwC is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of our consolidated financial statements with generally accepted accounting principles in the United States.
–	Audit Committee. The Audit Committee assists the Board in its general oversight of the Company’s financial statements and financial reporting process, internal control over financial reporting, disclosure controls and procedures, and internal and external auditors. As part of this oversight responsibility, the committee is responsible for monitoring the activities and performance of the Company’s independent auditor, including the audit scope, audit fees, auditor independence matters, and the extent to which the independent auditor can be retained to perform non-audit services. The committee also oversees the fee negotiations associated with the retention of the Company’s independent auditor. In carrying out these responsibilities, the Audit Committee meets periodically with management and PwC and has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations.

ANNUAL INDEPENDENT AUDITOR EVALUATION AND ENGAGEMENT PROCESS

At least annually, the Audit Committee evaluates the qualifications, performance and independence of PwC to decide whether to continue to retain PwC as the Company’s independent auditor or engage another firm. When conducting its most recent evaluation of PwC, the Audit Committee considered, among other factors, PwC’s:

–	Professional qualifications and historical and recent performance on the Company’s audits;
–	Tenure as the Company’s independent auditor and its related depth of understanding of the Company’s businesses, operations, systems, and accounting policies and practices;
–	Independence policies and processes for maintaining its independence;
–	Fees for audit and non-audit services, and the appropriateness of such fees; and
–	Cost-benefit analysis of selecting a different independent auditor (including relative benefits, challenges, overall advisability and potential impact).

REQUIRED DISCLOSURES AND DISCUSSIONS

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2018 with the Company’s management and representatives of PwC. The Audit Committee discussed with PwC the matters required to be discussed under PCAOB standards. In addition, the Audit Committee received the written disclosures and the letter from PwC, as required by the PCAOB, regarding PwC’s independence and discussed with PwC its independence. Based on these reviews and discussions with management and PwC, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee
Mark A. Alexander, Chair
Cory J. Boydston
Michael T. Miller
Carl R. Vertuca, Jr.

2019 Proxy Statement     15

The following table sets forth the names, ages and titles of our current executive officers:

Name	Age	Title
David E. Flitman(1)	54	President, Chief Executive Officer and Director
James F. Major, Jr.	47	Executive Vice President, Chief Financial Officer and Treasurer
Mike Farmer	42	Executive Vice President, Human Resources
Lisa M. Hamblet	52	Executive Vice President, Strategy, Marketing and eCommerce
Timothy D. Johnson	43	Executive Vice President, General Counsel and Corporate Secretary

(1)	Mr. Flitman was appointed President and CEO as of September 26, 2018. See “Proposal 1 – Election of Directors” beginning on page 1 for Mr. Flitman’s background.

Our executive officers are appointed by our Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

James F. Major, Jr. Mr. Major has been an executive officer of the Company since 2015 (and of SBS from 2005 through the Merger). He is currently our Executive Vice President, Chief Financial Officer and Treasurer, and is responsible for finance, credit and information technology activities. Mr. Major has substantial expertise in financial planning, analysis and reporting, tax planning and compliance. Mr. Major joined SBS in 1998 as Assistant Controller. Prior to that, he was an audit manager with PwC. Mr. Major received his undergraduate degree from Wake Forest University. He is a Certified Public Accountant (North Carolina) and has attended management programs at the Darden School of Business at the University of Virginia and the International Institute for Management Development in Lausanne, Switzerland.

Mike Farmer. Mr. Farmer leads the human resources function of the Company. Mr. Farmer assumed the role of Vice President of Human Resources as of the effective time of the Merger, was appointed Senior Vice President of Human Resources in January 2017 and was appointed Executive Vice President of Human Resources in February 2019. Mr. Farmer joined SBS in 2006 in its HR department and, before that, Mr. Farmer was a director of HR at ATX-CoreComm. Mr. Farmer received his undergraduate degree from Hope College and a Master’s Degree from Michigan State University.

Lisa M. Hamblet. Ms. Hamblet leads the strategy, marketing and eCommerce capabilities for the Company, a position that she has held since May 2018. Ms. Hamblet joined the Company in December 2013, serving as Executive Vice President, eBusiness until February 2017 and then as Executive Vice President of eBusiness and Pro Remodeling until May 2018. Prior to joining the Company, she was with Staples Inc., where she held various senior management roles, including Vice President of B2B eCommerce and Customer Support, Vice President of B2B Services and, most recently, Vice President of Facility Solutions. Ms. Hamblet received her undergraduate degree from the University of Massachusetts, Amherst and her M.B.A. from Bentley University.

Timothy D. Johnson. Mr. Johnson has responsibility for all legal, corporate governance and compliance matters for the Company. Prior to joining the Company in January 2019, Mr. Johnson was Senior Vice President and General Counsel for Ply Gem Holdings, Inc. from June 2008 until January 2019, and Senior Vice President and Regional Counsel for Arysta LifeScience North America from March 2006 to June 2008. Previously, Mr. Johnson was an attorney at the law firms of Hunton & Williams and Wilson, Sonsini Goodrich & Rosati. Mr. Johnson received his undergraduate degree from Taylor University and his J.D. from Duke University School of Law.

16     BMC Stock Holdings, Inc.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve a non-binding advisory resolution on the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement. Although this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Stockholders are urged to read the Compensation Discussion and Analysis (“CD&A”), which begins on page 18, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which begin on page 27 and end on page 34 prior to “CEO Pay Ratio,” for information relevant to your vote on this proposal. The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our NEOs for 2018 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement for the Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Our Board’s current policy is to hold an advisory vote to approve our executive compensation on an annual basis, and accordingly, after the Annual Meeting, the next advisory vote to approve executive compensation is expected to occur at our 2020 Annual Meeting.

BMC Board Recommendation The Board unanimously recommends a vote FOR this proposal.

2019 Proxy Statement     17

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes the objectives and philosophy underlying our compensation policies and programs for our NEOs and discusses our compensation decisions for 2018 and the material factors that were considered in making those decisions.

EXECUTIVE SUMMARY

Our Named Executive Officers
Our named executive officers for our fiscal year ended December 31, 2018 were:

Name	Title
David E. Flitman(1)	President and Chief Executive Officer
David L. Keltner(2)	Director and Former Interim President and Chief Executive Officer
Peter C. Alexander(3)	Former President and Chief Executive Officer
James F. Major, Jr.	Executive Vice President, Chief Financial Officer and Treasurer
Lisa M. Hamblet(4)	Executive Vice President, Strategy, Marketing and eCommerce
Michael McGaugh(5)	Former Executive Vice President and Chief Operating Officer
Mike Farmer	Executive Vice President, Human Resources
(1)	Mr. Flitman was appointed to the role of President and CEO effective as of September 26, 2018.
(2)

Mr. Keltner served as Interim President and CEO from January 10, 2018 through September 26, 2018. Mr. Keltner also served as a director for the entire calendar year and was a non-employee director both prior to and following his service as interim President and CEO.

(3)	Mr. Alexander left employment with the Company and resigned as a director of the Company, effective as of January 10, 2018.
(4)	Ms. Hamblet previously served as Executive Vice President of eBusiness and Pro Remodeling and assumed her current position on May 16, 2018.
(5)	Mr. McGaugh left employment with the Company effective as of March 11, 2019.

Chief Executive Officer Transition
The year 2018 was one of transitional leadership for the Company. In January 2018, Peter Alexander, our former President and Chief Executive Officer, left employment with and resigned as a director of the Company. On this same date, David Keltner, a director of the Company since 2015 and a director of Stock Building Supply Holdings, Inc. since 2014, was appointed to serve as Interim President and Chief Executive Officer while the Board conducted its search for a new chief executive officer. The Board’s search culminated with the appointment of David Flitman, who commenced service as our President and Chief Executive Officer in September 2018. Mr. Flitman is a proven executive with over three decades of experience and a strong track record of execution in leading distribution businesses across multiple industries, including Performance Food Group, Univar and Ecolab, and the Board is confident in his ability to drive compelling growth and value creation at the Company.

Fiscal 2018 Compensation Program Highlights

–

Annual Bonus: The Company achieved 2018 Adjusted EBITDA of $265.9 million, a 32.9% increase over fiscal 2017 results, and 2018 Free Cash Flow of $166.3 million, an increase of 277% over fiscal 2017 results, which resulted in a maximum payout under our annual bonus plan.

–

Interim CEO Compensation: As compensation for his services as our Interim President and CEO, the Compensation Committee approved an annualized base salary of $750,000, an equity award of 25,000 restricted stock units that vested six months following the date of his appointment, and a one-time cash bonus of $375,000 for Mr. Keltner. Mr. Keltner did not participate in our annual bonus program for 2018 given the interim nature of his role.

–

CEO Employment Agreement: In August 2018, the Compensation Committee entered into a customary employment agreement with Mr. Flitman, our new President and CEO, that sets forth his compensation, severance entitlements, and includes confidentiality, invention assignment, and 24-month post-termination non-competition and non-solicitation covenants. This agreement is described in further detail under “Employment Agreements with Other NEOs” on page 32.

–

Letter Agreement with Mr. McGaugh and Employment Agreement with Mr. Farmer: In May 2018, the Committee approved the Company’s entry into an employment agreement with Mr. Farmer in an effort to align his arrangement with those of our other executive officers. In order to enhance the stability of our executive team, in August 2018, the Compensation Committee approved a letter agreement with Mr. McGaugh amending his employment agreement to confirm that the relocation of our headquarters from Atlanta, Georgia to Raleigh, North Carolina was a “good reason” trigger event under his employment agreement and to extend the period during which Mr. McGaugh may give notice of “good reason” in connection with such relocation and be eligible to receive severance benefits under his employment agreement through December 31, 2019. These agreements are described in further detail under “Employment Agreements with Other NEOs” on page 32.

18     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

Compensation Program Elements for 2018
For our 2018 fiscal year, our named executive officers, other than Mr. Keltner, received the following compensation elements. Given the interim nature of his appointment, Mr. Keltner was provided with the compensation described above under “Fiscal 2018 Compensation Program Highlights – Interim CEO compensation.”

Program Element	Form	How Payout Determined	Objectives of Element
Base Salary	Fixed cash	Set based on executive’s role and responsibility and to be competitive within the market in which we compete for talent; reviewed periodically for potential adjustment	Induce talented executives to join and remain with our Company
Annual Bonus	Variable cash	May earn from 0% to 200% of target opportunity based on achievement of Adjusted EBITDA(1) (weighted 75%) and Free Cash Flow(2) (weighted 25%) performance targets	Drive Company achievement of financial and operational objectives, emphasizing the creation of profits while retaining solid cash flows; reward above-average achievement
Time-Based RSUs	Equity	Awards vest in one-third increments over three years subject to continued service	Drive Company achievement of long-term financial and operational objectives; align executive officer and stockholder interests; retain executive talent over vesting period
Performance-Based RSUs	Equity	May earn from 0% to 200% of target award, based on achievement of cumulative Adjusted EPS(3) (weighted 50%) and Average ROIC(4) (weighted 50%) over three-year performance period from January 1, 2018 through December 31, 2020 subject to continued service(5)	Drive Company achievement of financial and operational objectives over long-term performance period; align executive officer and stockholder interests; retain executive talent over vesting period
Other Benefits	Various	Participation in broad-based retirement, health and welfare benefit plans; limited personal benefits; negotiated new hire sign-on incentives; and competitive post-severance benefits	Provide a competitive total compensation package; induce talented executives to join and remain with our Company

(1)

Adjusted EBITDA is a non-GAAP measure that is defined as net income plus interest expense, interest income, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, acquisition costs and other items.

(2)

Free cash flow is a non-GAAP measure that is calculated as net cash provided by operating activities less purchases of property, equipment and real estate, plus proceeds from sales of property, equipment and real estate.

(3)

Adjusted EPS is a non-GAAP measure that is calculated as Adjusted Net Income divided by our diluted weighted average common shares outstanding. We calculate our Adjusted Net Income as net income plus merger and integration costs, non-cash stock compensation expense, acquisition costs, other items and after tax effecting those items. Adjusted Net Income may also be adjusted to eliminate the effects of other unusual or infrequent items, as determined by our Compensation Committee.

(4)

Average ROIC is a non-GAAP measure that is the arithmetic mean of ROIC calculated for each of the three annual periods within the three-year performance period. Our ROIC is defined as Adjusted Net Operating Profit After Tax divided by average Invested Capital.

Adjusted Net Operating Profit After Tax is the product of (i) the sum of operating income, impairment of assets, merger and integration costs, inventory step-up charges, restructuring expenses, non-cash stock compensation expense and acquisition costs, and (ii) (x) 1.00, minus (y) the federal statutory tax rate, minus (z) the state statutory tax rate, net of federal tax. Invested Capital is defined as (i) the sum of (x) long-term debt (including the current portion), and (y) the book value of stockholders’ equity, minus (ii) cash and cash equivalents. Adjusted Net Operating Profit After Tax may also be adjusted to eliminate the effects of other unusual or infrequent items, as determined by our Compensation Committee.

(5)

In light of his September 26, 2018 appointment, Mr. Flitman was granted performance-based RSUs that vest based on the achievement of Adjusted EPS and Average ROIC performance metrics over a three-year performance period from January 1, 2019 through December 31, 2021, subject to continued service.

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EXECUTIVE COMPENSATION MATTERS

Compensation Best Practices

What We Do	What We Don’t Do
Set challenging objectives on a variety of performance measures	No “single trigger” change in control benefits
Maintain a clawback policy to recoup undue incentive compensation	No change in control excise tax gross ups
Hold an annual say-on-pay vote	No defined benefit pension arrangements or special retirement benefits for executive officers
Conduct an annual compensation risk assessment	No excessive perquisites
Include a maximum on incentive compensation payouts	No repricing or exchange of underwater stock options without stockholder approval
Maintain robust stock ownership guidelines covering both directors and executive officers	No hedging or pledging of Company securities by directors, officers, employees or consultants
Engage an independent compensation consultant

OBJECTIVES AND PHILOSOPHY

The primary objectives of our executive compensation programs are to:

1	Attract and Retain	2	Motivate and Reward	3	Align with Strategy	4	Align with Stockholders
Attract, engage and retain superior talent who contribute to our long-term success		Motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business		Ensure compensation is aligned with our corporate strategies and business objectives		Effectively align our executive officers’ interests with those of our stockholders

Our compensation philosophy is based on the following core principles:

Pay for Performance	Pay Competitively	Pay Equitably	Be Aligned with Stockholders	Be Transparent
NEO compensation is based on Company performance and varies based on the extent to which pre-established short- and long-term financial objectives are met.	We are committed to providing a total compensation program that retains our highest-performing employees and executives and attracts superior leaders to our Company.	We consider accountability, responsibility, qualifications and performance, both individually and collectively as a team, when setting equitable pay levels for our executive officers.	A significant portion of our executives’ total compensation is in the form of equity-based awards, which fluctuate in value based on our share price, aligning executives’ and stockholders’ interests.

We strive to clearly communicate our programs to both internal and external stakeholders. Internally, participants should understand performance goals, results and the link between pay and performance. Externally, stockholders should understand how our pay programs link to our business strategies and the relationship between pay and performance.

20     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

RESPONSIBILITIES FOR COMPENSATION DECISIONS

Compensation Committee, Chief Executive Officer and Board
Our Compensation Committee has been responsible for the oversight, implementation and administration of all of our executive compensation plans and programs and recommends compensation plans to our Board that are consistent with our compensation philosophy, strategically positioned against our peer group and competitive with other organizations similar to ours.

Our Compensation Committee, in consultation with and upon recommendation of our Chief Executive Officer (with regard to all executive officers other than himself), reviews compensation elements and amounts for our executive officers on an annual basis and at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require. Our Board and Compensation Committee determine all of the components of our Chief Executive Officer’s compensation, which is also reviewed annually as part of our business planning for the year.

Our Chief Executive Officer evaluates the performance and development of our other executive officers and makes recommendations to the Compensation Committee regarding performance objectives and achievement for such individuals. Our Compensation Committee meets to consider these recommendations, makes determinations as to whether and to what extent performance objectives for our executive officers have been achieved and confirms that we have effective and appropriate compensation programs in place. Our Compensation Committee undertakes a similar review of the performance and development of our Chief Executive Officer and our Chief Executive Officer’s contribution to corporate goals. Our compensation arrangements with our executive officers are primarily based on the consolidated financial achievements of our Company established at the beginning of the year, and these arrangements reflect our commitment to compensating for the achievement of corporate or individual objectives.

Compensation Consultant
During 2018, as in prior years, the Compensation Committee engaged an independent consultant, Lyons, Benenson & Company Inc. (“Lyons, Benenson”) to assist with determining compensation levels. The committee retained Lyons, Benenson based upon its expertise and industry experience. Lyons, Benenson reports directly to the committee and the committee has the sole authority to retain and dismiss Lyons, Benenson and to approve Lyons, Benenson’s fees. In 2018, the committee relied on Lyons, Benenson to provide a review of executive and director compensation practices of companies in our peer group, including a benchmarking analysis of base salary levels and short- and long-term incentive targets at the companies with which we compete for executive talent. In addition, in 2018, Lyons, Benenson advised on the compensation provided to Mr. Keltner in his Interim President and Chief Executive Officer role and the negotiation of new executive employment agreements with Mr. Flitman and Mr. Farmer. The Compensation Committee evaluated the independence of Lyons, Benenson and determined that Lyons, Benenson was independent and that their engagement did not present a conflict of interest after considering the independence factors enumerated in Rule 10C-1(b) under the Exchange Act.

RISK MANAGEMENT AND ASSESSMENT

Our Compensation Committee, with the assistance of Lyons, Benenson, has assessed our compensation philosophy, policies and program for our employees as they relate to our overall risk management. Based upon this assessment, we believe that any risks arising from such policies and program are not reasonably likely to have a material adverse effect on the Company. In addition, we believe that the mix and design of the elements of executive compensation do not encourage management to assume unnecessary, excessive or inappropriate risks. These beliefs are based on a number of factors, including the following:

–	We have committed to providing competitive and equitable pay levels across our organization and administer compensation and benefit programs in a fair and prudent manner;
–	We provide a mix of fixed and variable compensation, as well as a mix between short- and long-term variable compensation;
–	We set reasonable performance goals that are demanding, but attainable;
–	All performance results under our incentive plans administered by the Compensation Committee are subject to the review and approval of the Compensation Committee, which reserves the right to modify incentive compensation awards where the quality of the underlying performance may be questionable;
–	We maintain stock ownership guidelines applicable to our named executive officers and have adopted policies that prohibit insider trading, hedging and pledging of Company securities; and
–	We have implemented a compensation recoupment policy, which subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations) or that were the result of misconduct.

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EXECUTIVE COMPENSATION MATTERS

BENCHMARKING

Lyons, Benenson, in consultation with our Compensation Committee, compiled a report of benchmark compensation data for executive officers holding comparable positions at comparable companies. The benchmark data included base salary, annual cash incentive plan opportunities and awards and long-term incentive award values. As was the case for 2017, the peer group of companies we used in our benchmarking survey when analyzing 2018 compensation levels consisted of the following:

American Woodmark Corp.	Apogee Enterprises, Inc.	Armstrong World Industries, Inc.
Beacon Roofing Supply, Inc.	BlueLinx Holdings Inc.	Boise Cascade Company
Builders FirstSource, Inc.	Eagle Materials Inc.	Gibraltar Industries, Inc.
MSC Industrial Direct Co. Inc.	Ply Gem Holdings, Inc.	Pool Corp.
Universal Forest Products Inc.	USG Corporation

All of these companies, in both the lumber and building materials distribution industry and the non-lumber and building materials distribution industries, were selected for the compensation peer group because they were considered to be significant competitors with respect to the individuals with the talent and experience needed to serve in our executive officer positions. Ply Gem Holdings, Inc. was subsequently removed from our peer group for analyzing 2019 compensation levels following its April 2018 merger with a subsidiary of Pisces Midco, Inc.

BMC VS. PEER GROUP*

*	Based on available data as of July 2018, our net revenue was at the 71st percentile and our market capitalization was at the 40th percentile of this peer group.

Peer group data is collected for executive positions as one factor our committee considers in setting appropriate base salary levels to attract and retain qualified executives. In general, we structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions in the peer group, but our pay varies from the median at the committee’s discretion when warranted by differences in responsibility or function compared to similar positions in peer groups, retention considerations, cumulative performance of any particular NEO or similar considerations.

While our Compensation Committee will utilize this formal benchmarking in its consideration of compensation decisions, we expect it will continue to manage our compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate.

ELEMENTS OF COMPENSATION

Base Salary
We provide a base salary to each of our NEOs that is intended to reflect the scope of his or her responsibilities, individual performance, labor market conditions and competitive market salary levels. Base salaries are reviewed from time to time, but no less than annually, and are adjusted when warranted based on performance, changes in responsibilities and overall budget considerations. The table below sets forth the annualized base salaries for each of our NEOs as of December 31, 2018 (or September 26, 2018, in the case of Mr. Keltner):

Name	2017 Base Salary ($)	2018 Base Salary ($)	Percentage Change
David E. Flitman	N/A	775,000	N/A
David L. Keltner	N/A	750,000	N/A
Peter C. Alexander(1)	750,000	N/A	N/A
James F. Major, Jr.	425,000	437,750	3% increase
Lisa M. Hamblet	325,500	333,638	2.5% increase
Michael McGaugh(1)	550,000	563,750	2.5% increase
Mike Farmer(1)	N/A	275,000	N/A
(1)	Mr. Alexander left employment with the Company effective as of January 10, 2018. Mr. McGaugh left employment with the Company effective as of March 11, 2019. Mr. Farmer was not an NEO for 2017.

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EXECUTIVE COMPENSATION MATTERS

Annual Performance-Based Cash Incentives
Our annual performance-based executive bonuses are provided under our Management Incentive Plan, which we refer to as the MIP. The MIP provides our NEOs the opportunity to earn cash payments each fiscal year. These incentive payments are intended to motivate our NEOs to work effectively to achieve challenging, but attainable financial performance goals that are aligned with the Company’s strategic plan and reward them when these objectives are met or exceeded. Each NEO’s target bonus amount is expressed as a percentage of base salary, which we refer to as the Target Bonus. For 2018, each NEO was eligible to receive a maximum award equal to 200% of his or her Target Bonus based on the Company’s achievement against financial targets established by our Compensation Committee of Adjusted EBITDA (weighted 75%) and Free Cash Flow (weighted 25%).

The payouts upon achievement of the threshold, target and maximum performance levels set by the Compensation Committee were set at 50%, 100% and 200% of the weighted portion of the Target Bonus amount, respectively, with pro rata computations between achievement levels. If either of the threshold financial targets were not achieved, the NEOs would receive no payout under the MIP with respect to that component.

We continued to use Adjusted EBITDA under the MIP because it measures performance over the periods in which our NEOs can have significant impact, is directly linked to our long-term growth plan and is a key metric used by management and the Board to assess our operating performance. We also retained Free Cash Flow, which was first used by the Company under the 2017 MIP, as a secondary metric to encourage management focus on the Company’s cash conversion cycles when executing the Company’s strategic plan. The financial targets under both metrics were based on our operating plan established by the Board at the beginning of the fiscal year, which is based upon certain assumptions and estimates of construction activity, growth and overall market conditions for the fiscal year. For 2018, the Board established targets for Adjusted EBITDA and Free Cash Flow that required growth over 2017 results for both of these key performance metrics. Under the MIP, the Board reserves the right to make adjustments to financial and operational goals to account for items and circumstances not contemplated at the time the goals were initially established. During 2018, the financial targets under the MIP were increased in connection with our acquisition of Shone Lumber.

The following table shows the final financial metrics established for determining payouts under the 2018 MIP for the NEOs and the calculation of the 2018 MIP payouts based on actual performance.

Performance Metrics	Threshold	Target	Maximum	Actual 2018 Results
Adjusted EBITDA (75% Weighting)(1)	$204.3M	$227M	$249.7M	$265.9M
Free Cash Flow (25% Weighting)(2)	$75M	$106.4M	$140M	$166.3M
Payout %	50%	100%	200%	200%

(1)	Adjusted EBITDA is a non-GAAP measure that is defined as net income plus interest expense, interest income, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, acquisition costs and other items.
(2)	Free cash flow is a non-GAAP measure that is calculated as net cash provided by operating activities less purchases of property, equipment and real estate, plus proceeds from sales of property, equipment and real estate.

In light of the achievement of the maximum MIP performance targets, our NEOs received the following 2018 MIP annual bonus payments in early 2019: Mr. Flitman: $411,918 (prorated for his partial year of service), Mr. Major: $875,500, Ms. Hamblet: $667,276, Mr. McGaugh: $1,127,500, Mr. Farmer: $412,500, and Mr. Alexander: $51,370 (prorated for his partial year of service).

BONUSES GRANTED IN CONNECTION WITH LEADERSHIP TRANSITION
The Compensation Committee approved a one-time cash bonus in the amount of $375,000 for Mr. Keltner in August 2018. This bonus was provided in recognition of Mr. Keltner’s agreement to continue to serve as Interim President and Chief Executive Officer until Mr. Flitman’s Start Date, which was beyond his originally anticipated six-month term, and the fact that he was not provided the opportunity to participate in the Company’s annual bonus program for 2018.

The Compensation Committee also approved a one-time cash bonus in the amount of $200,000 for Mr. Flitman to compensate him for his lost annual bonus opportunity with his prior employer. Under the terms of his employment agreement, Mr. Flitman must reimburse the Company the full amount of this bonus if he voluntarily terminates employment without good reason or the Company terminates him for cause (each as defined in his employment agreement) prior to September 26, 2019.

Equity Incentives
We maintain the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan, as amended (the “2013 Incentive Plan”). The purpose of the 2013 Incentive Plan is to provide incentives that attract, retain and motivate high-performing officers, directors, employees and consultants by providing them a proprietary interest in our long-term success and compensation based on their performance in fulfilling their responsibilities to our Company.

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EXECUTIVE COMPENSATION MATTERS

ANNUAL EQUITY AWARDS
For 2018, the Compensation Committee and the Board determined to provide approximately 50% of each named executive officer’s annual equity award value in the form of performance-based RSUs and approximately 50% in the form of time-based RSUs. Mr. Alexander did not receive a 2018 annual equity award in light of his January 10th departure, and Mr. Keltner and Mr. Flitman received alternative equity grants given the timing and nature of their respective appointments. Thus, the Compensation Committee recommended and the Board approved the following annual equity grants on February 21, 2018, which grants were effective on March 1, 2018. In determining the size of these grants, the Compensation Committee considered the compensation levels of similarly situated executive officers in our peer group, the Company’s 2017 performance, and Mr. Keltner’s review of the executive officers’ individual performance over the prior fiscal year.

Name	Target Annual Equity Award Value Approved by Committee	Time-Based RSUs Granted (vest pro rata annually)	Performance-Based RSUs Granted (at target)(1)
James F. Major, Jr.	$510,000	12,500	12,500
Lisa M. Hamblet	$325,500	7,978	7,978
Michael McGaugh	$1,100,000	26,961	26,961
Mike Farmer	$250,000	6,127	6,128

(1)	The actual number of shares of our common stock that will be issued under the performance-based RSUs could range from zero to a maximum of 200% of the target, based upon the Company’s performance over the three-year period from January 1, 2018 through December 31, 2020, using cumulative Adjusted EPS (weighted 50%) and Average ROIC (weighted 50%) over such period as the financial metrics. The threshold, target and maximum performance goals under each of these metrics were set at a level intended to be achievable but require substantial effort on the part of our executives and significant Company growth.

OTHER AWARDS
In connection with Mr. Keltner’s and Mr. Flitman’s respective appointments, the Compensation Committee recommended and the Board approved the following special equity grants in 2018:

–Effective as of January 10, 2018, Mr. Keltner received a one-time grant of 25,000 time-based RSUs, which vested in full on July 10, 2018. This grant was made in connection with Mr. Keltner’s appointment as Interim President and Chief Executive Officer and was intended to compensate him for the services required during this transition period.
–In connection with his hiring, effective as of September 26, 2018, Mr. Flitman received a grant of time-based RSUs valued at $1,166,667, which vest one-third per year on each anniversary of the grant date subject to Mr. Flitman continuously providing services to us through such date. On this same date, Mr. Flitman was also awarded a grant of performance-based RSUs valued at $2,333,333 (assuming target performance), which will vest on December 31, 2021, subject to the Compensation Committee’s certification of the achievement of Adjusted EPS (weighted 50%) and Average ROIC (weighted 50%) performance goals over the three-year period from January 1, 2019 through December 31, 2021. The Compensation Committee determined to award Mr. Flitman initial equity grants that were more heavily weighted toward performance-based RSUs to incentivize him to lead the Company toward long-term financial growth.

Retirement, Health, Welfare and Limited Personal Benefits
We provide our NEOs with benefits that we believe are reasonable and in the best interests of our Company and our stockholders. Consistent with our compensation philosophy, we currently intend to maintain these benefits for our NEOs; however, the Compensation Committee, in its discretion, may revise, amend or add to an officer’s benefits if it deems it advisable. We believe these benefits are generally similar to benefits provided by comparable companies.

We maintain a broad-based tax-qualified 401(k) savings plan, which allows eligible participants, including our NEOs, to defer from 0% to 50% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. From time to time, we make contributions to our employees’ individual 401(k) accounts as a performance incentive. For 2018, we also provided a Company matching contribution equal to 1/3 of up to 6% of compensation contributed to the plan. This matching contribution has been increased to 1/2 of up to 6% of compensation contributed to the plan effective as of January 1, 2019. Participants are always vested in their own contributions to the plan and are generally fully vested in contributions by us after a five-year vesting period. We do not currently offer any defined benefit or supplemental executive retirement plans or non-qualified deferred compensation plans for executive officers but may elect to do so in the future.

We offer broad-based medical, dental, vision, life insurance, short- and long-term disability insurance and accidental death and dismemberment insurance for all eligible employees, including our NEOs. Certain of our NEOs participate in a health care program administered by ArmadaCare, which provides reimbursement for certain out-of-pocket health care expenses.

In 2018, the Company also provided Mr. Flitman with relocation assistance and moving expense reimbursement when relocating to our Raleigh, North Carolina office. In addition, certain of our executive officers received automobile allowances the costs of which are reflected in the “All Other Compensation” column of the “Summary Compensation Table” included below.

24     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

OTHER CONSIDERATIONS AND COMPENSATION BEST PRACTICES

Accounting and Tax Considerations
Section 162(m) generally limits the deductibility of compensation paid to covered employees, including our NEOs, to $1 million during any fiscal year. The exemption from Section 162(m)’s deduction limit for “performance-based compensation” was repealed effective for taxable years beginning after December 31, 2017, such that compensation paid to any covered employee in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Although our Board and Compensation Committee have historically considered the deductibility of compensation elements under Section 162(m) when determining elements of compensation, including our 2017 performance-based RSUs, we have preserved the flexibility to pay compensation that was not intended to be tax deductible when we determined that it was in the best interests of our stockholders. In addition, the rules and guidance issued under Section 162(m) are complicated, and may change from time to time. Thus, there is no guarantee that compensation awarded in prior years will actually qualify as deductible under Section 162(m).

2018 Say-on-Pay Vote
We received the support of approximately 99.9% of the votes cast at our 2018 Annual Meeting to approve the compensation of our named executive officers as described in our 2018 proxy statement. The Compensation Committee generally considered this very high level of support when reviewing the structure of our compensation program, but did not make any specific changes to program elements or policies as a result of this vote.

Recoupment Policy
We are subject to the recoupment requirements under the Sarbanes-Oxley Act. The 2013 Incentive Plan also provides that awards granted under the 2013 Incentive Plan are subject to recoupment, including the clawback of “incentive-based compensation” under the Exchange Act, or under any applicable rules and regulations promulgated by the SEC.

We also maintain a recoupment policy, pursuant to which the Compensation Committee may determine in its discretion if it will require an individual executive officer, a group of executive officers or all executive officers to reimburse the Company for certain incentive compensation paid to them if the financial results upon which the incentive compensation was based are restated or if an executive officer willfully engages in conduct that, among other things, is materially and demonstrably injurious to the Company. The recoupment policy permits the Compensation Committee to take into account the following considerations when determining whether to recoup incentive compensation:

–	the reason for the financial restatement or the misconduct;
–	the cost to achieve recoupment of the incentive compensation compared to the amount potentially recoverable;
–	the amount of incentive compensation that would have been awarded to or earned by the executive officer(s) had there not been a financial restatement or misconduct;
–	the conduct of the executive officer(s); and
–	any other facts and circumstances that the Compensation Committee may deem appropriate.

We believe our recoupment policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. Our recoupment policy may be adjusted in the future as determined appropriate by the Compensation Committee or as regulatory requirements are adopted.

Hedging and Pledging Policies
Our directors, officers, employees and consultants are prohibited from engaging in any hedging or monetization transactions involving Company securities. In addition, directors, officers, employees and consultants are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without pre-clearance from the Company’s General Counsel.

Stock Ownership Guidelines
In an effort to ensure that senior officers have a significant ownership stake in the Company that aligns the long-term interests of executive officers and stockholders, the Company implemented stock ownership guidelines applicable to all NEOs effective as of March 1, 2018. Under these guidelines, our Chief Executive Officer is required to own Company equity securities with an aggregate value equal to at least five times his base salary. Each other NEO is required to own Company equity securities with an aggregate value of at least three times his or her base salary. Each NEO has five years from the later of the date of their employment in a covered role or the effective date of the policy to meet this ownership requirement. Shares of Company stock owned outright, vested options, vested performance shares and unvested time-based restricted stock units are counted when determining whether the guideline has been achieved. As of the date of this proxy statement, all of our NEOs had met their ownership requirement or were on track to meet the ownership requirement by the applicable deadline.

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EXECUTIVE COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of the Board. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
James O’Leary, Chair
Henry Buckley
David Bullock

26     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

COMPENSATION TABLES

The purpose of the following tables is to provide information regarding the compensation earned by our NEOs during the fiscal years indicated.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by our NEOs during fiscal 2016, 2017 and 2018, as applicable:

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
David E. Flitman President and Chief Executive Officer(1)	2018	172,885	200,000	3,500,020	411,918	61,483	4,346,306
David L. Keltner Director and Former Interim President and Chief Executive Officer(1)	2018	559,444	375,000	615,000	—	15,261	1,564,705
Peter C. Alexander Former President and Chief Executive Officer(1)	2018	50,008	—	—	51,370	1,540,849	1,642,227
	2017	723,558	—	800,625	—	52,737	1,576,920
	2016	741,667	—	3,336,839	642,188	32,841	4,753,535
James F. Major, Jr. Executive Vice President, Chief Financial Officer and Treasurer	2018	435,788	—	468,750	875,500	31,523	1,811,561
	2017	425,000	—	453,708	—	31,881	910,589
	2016	417,308	—	—	291,125	30,932	739,365

Lisa M. Hamblet Executive Vice President Strategy, Marketing and eCommerce	2018	332,386	—	299,176	667,276	20,167	1,319,005
	2017	323,115	—	1,262,261	—	20,158	1,605,534
	2016	310,000	—	—	212,350	20,511	542,861

Michael McGaugh Former Executive Vice President and Chief Operating Officer(2)	2018	561,635	—	1,011,038	1,127,500	20,961	2,721,134
	2017	454,808	100,000	847,875	—	55,959	1,458,642

Mike Farmer Executive Vice President, Human Resources	2018	271,154	—	229,781	412,500	18,140	931,575

(1)	Mr. Flitman was appointed to the role of President and CEO effective as of September 26, 2018. Mr. Keltner served as Interim President and CEO from January 10, 2018 through September 26, 2018, and was a non-employee director both prior to and following his service as interim President and CEO. Amounts in this table reflect Mr. Keltner’s compensation for his services both as a non-employee director and as Interim President and CEO. Mr. Alexander left employment with the Company effective as of January 10, 2018.
(2)	Mr. McGaugh left employment with the Company effective as of March 11, 2019.
(3)	The amounts reported in this column represent base salaries earned in 2016, 2017 and 2018. For Mr. Keltner, this amount also includes $22,906 for his prorated annual retainer received for service on the Board while a non-employee from January 1, 2018 through his appointment as Interim President and Chief Executive Officer on January 10, 2018, and from his September 26, 2018 resignation of such position through December 31, 2018.
(4)	The amounts reported in this column for 2018 represent Mr. Flitman’s sign-on bonus, which must be repaid if he resigns without good reason or is terminated for cause prior to September 26, 2019, and Mr. Keltner’s one-time bonus provided in recognition of his agreement to continue to serve as Interim President and Chief Executive Officer beyond his originally anticipated six-month term and the fact that he was not provided the opportunity to participate in the Company’s 2018 MIP. The amount reported for 2017 represents Mr. McGaugh’s sign-on bonus, which was provided to him contingent upon him relocating his family to the greater Atlanta, Georgia area.
(5)	The amounts reported in this column represent the grant date fair value of the restricted stock units granted in the applicable year, as computed in accordance with ASC 718. Amounts for 2018 include performance-based RSUs based on target performance valued at $2,333,340 for Mr. Flitman, $234,375 for Mr. Major, $149,588 for Ms. Hamblet, $505,519 for Mr. McGaugh, and $114,900 for Mr. Farmer. Assuming maximum performance, the grant date fair value attributable to such 2018 awards would have been $4,666,680 for Mr. Flitman, $468,750 for Mr. Major, $299,175 for Ms. Hamblet, $1,011,038 for Mr. McGaugh, and $229,800 for Mr. Farmer.
(6)	The amounts reported in this column represent the actual payout earned under our MIP for the NEOs’ service with respect to their period of employment by the Company during the applicable year.
(7)	All other compensation for 2018 is itemized in the table set forth below.

2019 Proxy Statement     27

EXECUTIVE COMPENSATION MATTERS

ALL OTHER COMPENSATION TABLE

The table below provides an itemization of all other compensation for 2018 for each of our NEOs.

	Insurance		Executive	Tax	401(k)
	Premiums	Severance	Health	Gross-Up	Company Match	Other	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
David E. Flitman	571	—	1,095	23,786	590	35,441	61,483
David L. Keltner	14,859	—	—	402	—	—	15,261
Peter C. Alexander	218	1,539,365	441	—	825	—	1,540,849
James F. Major, Jr.	4,087	—	11,478	—	5,278	10,680	31,523
Lisa M. Hamblet	2,584	—	11,478	—	6,105	—	20,167
Michael McGaugh	3,378	—	11,478	—	6,105	—	20,961
Mike Farmer	1,293	—	11,478	—	5,369	—	18,140

(1)

These amounts represent payments by us in 2018 on behalf of the applicable NEO for disability, accidental death and dismemberment, and executive life insurance coverage. For Mr. Keltner, this also reflects certain medical premium reimbursements that were made to him while he was serving and as a result of his service as Interim President and Chief Executive Officer.

(2)

This represents a lump sum $1,500,000 severance payment and a $39,365 payment in respect of the estimated cost of COBRA premiums for Mr. Alexander for a period of 24 months following his termination date.

(3)	These amounts represent the cost to the Company of supplemental executive health premiums for each of our NEOs provided through a third party.
(4)	These amounts represent tax gross-ups provided on relocation benefits for Mr. Flitman and on spousal travel for Mr. Keltner.
(5)	These amounts represent matching contributions allocated by us to the applicable NEO under our tax-qualified retirement plan.
(6)	For Mr. Flitman, this reflects moving expenses reimbursed by the Company. For Mr. Major, this represents his annual automobile allowance.

28     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS

During fiscal 2018, each of the NEOs with the exception of Mr. Keltner participated in the 2018 MIP and were eligible to receive the awards set forth under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” below. In addition, each of our NEOs received the below-described equity awards in 2018 under our 2013 Incentive Plan.

									All Other
									Stock
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Grant Date
			under Non-Equity Incentive			under Equity Incentive			Number	Fair Value
			Plan Awards(1)			Plan Awards(2)			of Shares or	of Stock
		Date of	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Units	Awards
Name	Grant Date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)	($)(5)
David E. Flitman
2018 MIP(1)			102,980	205,959	411,918
Performance RSU	9/26/2018	8/27/2018				58,334	116,667	233,334		2,333,340
Time-Based RSU	9/26/2018	8/27/2018							58,334 (4)	1,166,680
David L. Keltner
Time-Based RSU	1/10/2018	1/9/2018							25,000 (3)	615,000
Peter C. Alexander
2018 MIP(1)			12,842	25,685	51,370
James F. Major, Jr.
2018 MIP(1)			218,875	437,750	875,500
Performance RSU	3/1/2018	2/21/2018				6,250	12,500	25,000		234,375
Time-Based RSU	3/1/2018	2/21/2018							12,500 (4)	234,375
Lisa M. Hamblet
2018 MIP(1)			166,819	333,638	667,276
Performance RSU	3/1/2018	2/21/2018				3,989	7,978	15,956		149,588
Time-Based RSU	3/1/2018	2/21/2018							7,978 (4)	149,588
Michael McGaugh
2018 MIP(1)			281,875	563,750	1,127,500
Performance RSU	3/1/2018	2/21/2018				13,481	26,961	53,922		505,519
Time-Based RSU	3/1/2018	2/21/2018							26,961 (4)	505,519
Mike Farmer
2018 MIP(1)			103,125	206,250	412,500
Performance RSU	3/1/2018	2/21/2018				3,064	6,128	12,256		114,900
Time-Based RSU	3/1/2018	2/21/2018							6,127 (4)	114,881

(1)	Actual payouts earned under the non-equity incentive plans are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” Mr. Flitman and Mr. Alexander each received a prorated annual bonus for 2018 in accordance with the terms of their applicable employment or separation agreement. The amounts shown above reflect the prorated threshold, target, and maximum bonus opportunities that each of them could have received.
(2)	Amounts in these columns reflect the threshold, target, and maximum shares subject to performance-based restricted stock units granted under our 2013 Incentive Plan, which, for all named executive officers other than Mr. Flitman, will vest on March 1, 2021, subject to the Compensation Committee’s certification of the achievement of Adjusted EPS (weighted 50%) and Average ROIC (weighted 50%) performance goals over the three-year period from January 1, 2018 through December 31, 2020, and the relevant executive continuously providing services to us through such date. Mr. Flitman’s performance-based restricted stock units will vest on December 31, 2021, subject to the Compensation Committee’s certification of the achievement of Adjusted EPS (weighted 50%) and Average ROIC (weighted 50%) performance goals over the three-year period from January 1, 2019 through December 31, 2021, and his continuously providing services to us through such date.
(3)	These time-based restricted stock units vested in full on July 10, 2018, the six-month anniversary of Mr. Keltner’ s appointment as Interim President and Chief Executive Officer.
(4)	These time-based restricted stock units will vest ratably in 1/3 increments over each of the first three anniversaries of the grant date, subject to the executive continuously providing services to us through such date.
(5)	Amounts disclosed in this column represent the grant date fair value of the restricted stock units granted to the NEOs, computed in accordance with ASC 718. For performance-based restricted stock units, these amounts are reported assuming achievement of the relevant performance metrics at target, which was the probable outcome of performance conditions at the grant date. The underlying valuation assumptions for these awards are further discussed in Footnote 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

2019 Proxy Statement     29

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below provides information on the NEOs’ outstanding equity awards, which consisted of restricted stock units that had not vested and option awards that had not been exercised, as of December 31, 2018. Each of Mr. Keltner and Mr. Alexander had no equity awards outstanding as of this date.

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David E. Flitman
Time-Based RSU	9/26/2018	(2)	—	—	—	—	58,334	903,010	—	—
Performance RSU	12/31/2021	(3)	—	—	—	—	—	—	116,667	1,806,005
James F. Major, Jr.
Stock Options	8/14/2013	(4)	38,527	—	14.00	8/14/2023	—	—	—	—
Stock Options	7/3/2014	(4)	40,650	—	20.34	7/3/2024	—	—	—	—
Time-Based RSU	3/15/2017	(2)	—	—	—	—	4,723	73,112	—	—
Performance RSU	3/15/2020	(5)	—	—	—	—	—	—	14,167	219,305
Time-Based RSU	3/1/2018	(2)	—	—	—	—	12,500	193,500	—	—
Performance RSU	3/1/2021	(6)	—	—	—	—	—	—	25,000	387,000
Lisa M. Hamblet
Stock Options	12/16/2013	(4)	19,771	—	17.45	12/16/2023	—	—	—	—
Stock Options	7/3/2014	(4)	20,325	—	20.34	7/3/2024	—	—	—	—
Time-Based RSU	2/21/2017	(2)	—	—	—	—	33,334	516,010	—	—
Time-Based RSU	3/15/2017	(2)	—	—	—	—	2,756	42,663	—	—
Performance RSU	3/15/2020	(5)	—	—	—	—	—	—	8,267	127,973
Time-Based RSU	3/1/2018	(2)	—	—	—	—	7,978	123,499	—	—
Performance RSU	3/1/2021	(6)	—	—	—	—	—	—	15,956	246,999
Michael McGaugh
Time-Based RSU	2/20/2017	(2)	—	—	—	—	28,334	438,610	—	—
Time-Based RSU	3/1/2018	(2)	—	—	—	—	26,961	417,356	—	—
Performance RSU	3/1/2021	(6)	—	—	—	—	—	—	53,922	834,713
Mike Farmer
Stock Options	7/3/2014	(4)	5,081	—	20.34	7/3/2024	—	—	—	—
Time-Based RSU	3/15/2017	(2)	—	—	—	—	2,090	32,353	—	—
Performance RSU	3/15/2020	(5)	—	—	—	—	—	—	6,267	97,013
Time-Based RSU	3/1/2018	(2)	—	—	—	—	6,127	94,846	—	—
Performance RSU	3/1/2021	(6)	—	—	—	—	—	—	12,256	189,723

(1)	Based on the closing price of our common stock of $15.48 per share as of December 31, 2018.
(2)	These awards vest over a three-year period with one-third vesting on the first, second and third anniversaries of the vesting commencement date, subject to the recipient continuously providing services to us through each such vesting date.
(3)	These performance-based restricted stock units become fully vested on December 31, 2021, subject to the achievement of certain performance goals and the executive continuously providing services to us through such date. Awards are shown assuming target achievement of the relevant performance goals.
(4)	These awards fully vested upon consummation of the Merger.
(5)	These performance-based restricted stock units become fully vested on March 15, 2020, subject to the achievement of certain performance goals and the executive continuously providing services to us through such date. Awards are shown assuming target achievement of the relevant performance goals.
(6)	These performance-based restricted stock units become fully vested on March 1, 2021, subject to the achievement of certain performance goals and the executive continuously providing services to us through such date. Awards are shown assuming maximum achievement of the relevant performance goals.

30     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

OPTIONS EXERCISED AND STOCK VESTED

The table below provides information with respect to the number and value of shares acquired during fiscal year 2018 by our NEOs from the vesting of restricted stock units and exercise of stock options. Neither Mr. Flitman nor Mr. Alexander exercised any stock options or held any restricted stock units that vested during fiscal year 2018.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares
	Acquired on	Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
David L. Keltner	—	—	29,785	636,711
James F. Major, Jr.	17,272	303,604	14,361	263,578
Lisa M. Hamblet	—	—	28,044	547,815
Michael McGaugh	—	—	14,166	286,153
Mike Farmer	—	—	7,044	129,052

(1)	The value realized on exercise is the difference between the price of our common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting is based on the closing price of our common stock on the vesting date, or if such date was not a trading day, on the first trading day following the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

Separation Agreement with Mr. Alexander
On January 9, 2018, Mr. Alexander entered into a Separation Agreement with the Company (the “Separation Agreement”) in connection with his departure effective as of January 10, 2018. In exchange for a general release of claims, the Separation Agreement provided that Mr. Alexander would receive: (i) a lump sum of $1,500,000, payable within 75 days following his separation; (ii) continuation of his automobile perquisite benefits for 30 days following his separation, which Mr. Alexander did not utilize, and a prorated reimbursement for his life insurance premium for the period between the date of the annual renewal immediately preceding January 10, 2018 through February 9, 2018, which Mr. Alexander also did not utilize; (iii) his 2017 annual MIP bonus based on actual performance (which was $0) and the $51,370 prorated portion of his 2018 MIP annual bonus, which was paid when bonuses for 2018 were paid to other senior executives; and (iv) payment of $39,365, payable within 75 days following his separation, which amount represents the approximate cost of monthly COBRA continuation premiums for health, dental and vision insurance for a period of 24 months following his separation date. In accordance with the terms of the 2013 Incentive Plan, all of Mr. Alexander’s unvested equity awards were forfeited on his separation date. The Separation Agreement also confirmed Mr. Alexander’s continuing obligations under restrictive covenants, including a one-year post-termination non-solicitation covenant, that he had previously agreed to with the Company and included a mutual non-disparagement provision.

2019 Proxy Statement     31

EXECUTIVE COMPENSATION MATTERS

Employment Agreements with Other NEOs
With the exception of Mr. Keltner, given the interim nature of his 2018 role, we have entered into employment agreements with each of our other NEOs, which generally specify base salary levels and target annual bonus opportunities (which remain subject to annual review), and reimbursement and benefit plan participation, as well as provide for post-termination payments upon certain qualifying termination events. Although somewhat similar, these agreements are individually negotiated and the terms of each are summarized in the table that follows.

	Mr. Flitman	Mr. Major	Ms. Hamblet	Mr. McGaugh	Mr. Farmer
Payments and Benefits upon a Termination Without Cause or Resignation for Good Reason
–Severance payment equal to the product of 2.0 times the sum of (a) his annualized base salary and (b) his target annual cash bonus, payable in installments over 24 months; and
–Continued participation in the Company’s group health plan for up to 18 months, subject to certain limitations specified in the agreement; and
–Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months.

–Severance payment equal to the product of 1.5 times the sum of (a) his highest annual base salary rate in effect over the prior two years and (b) his highest target bonus or annual cash bonus actually paid over the prior two years, whichever is greater; and
–Reimbursement for the marginal cost of COBRA benefits for 18 months.

–Severance payment in the form of salary continuation for a period of 12 months;
–An amount equal to her target annual bonus paid when the annual cash bonus for such year is paid to other executives of the Company;
–Continued participation in the Company’s group health plan for up to 12 months, subject to certain limitations specified in the agreement;
–Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months; and
–100% accelerated vesting of any unvested portion of the 50,000 RSU grant made in February 2017.

–Severance payment in the form of salary continuation for a period of 12 months;
–An amount equal to his target annual bonus paid when the annual cash bonus for such year is paid to other executives of the Company;
–Continued participation in the Company’s group health plan for up to 12 months, subject to certain limitations specified in the agreement;
–Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months; and
–100% accelerated vesting of any unvested portion of the 42,500 RSU grant made in February 2017.

–Severance payment in the form of salary continuation for a period of 12 months;
–An amount equal to his target annual bonus paid when the annual cash bonus for such year is paid to other executives of the Company;
–Continued participation in the Company’s group health plan for up to 12 months, subject to certain limitations specified in the agreement; and
–Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months.

Payments and Benefits upon a Termination Without Cause or Resignation for Good Reason within 90 days Preceding or 6 Months (or 12 Months for Mr. Major) Following a Change in Control
–Severance payment equal to the product of 3.0 times the sum of (a) his annualized base salary and (b) his target annual cash bonus, payable in installments over 24 months; and
–Continued participation in the Company’s group health plan for up to 18 months, subject to certain limitations specified in the agreement;
–100% accelerated vesting of all unvested time-based equity awards; and
–100% accelerated vesting of all performance-based equity awards at target level.

–Severance payment equal to the product of 2.5 times the sum of (a) his highest annual base salary rate in effect over the prior two years and (b) his highest target bonus or annual cash bonus actually paid over the prior two years, whichever is greater;
–Reimbursement for the marginal cost of COBRA benefits for 18 months; and
–100% accelerated vesting of all unvested time-based equity awards.

–Severance payment in the form of salary continuation for a period of 24 months;
–An amount equal to two times her target annual bonus paid when the annual cash bonus for such year is paid to other executives of the Company;
–Continued participation in the Company’s group health plan for up to 12 months, subject to certain limitations specified in the agreement;
–100% accelerated vesting of all unvested time-based equity awards; and
–100% accelerated vesting of all performance-based equity awards at target level.

–Severance payment in the form of salary continuation for a period of 24 months;
–An amount equal to two times his target annual bonus paid when the annual cash bonus for such year is paid to other executives of the Company;
–Continued participation in the Company’s group health plan for up to 12 months, subject to certain limitations specified in the agreement;
–100% accelerated vesting of all unvested time-based equity awards; and
–100% accelerated vesting of all performance-based equity awards at target level.

–Severance payment in the form of salary continuation for a period of 24 months;
–An amount equal to two times his target annual bonus paid when the annual cash bonus for such year is paid to other executives of the Company;
–Continued participation in the Company’s group health plan for up to 12 months, subject to certain limitations specified in the agreement;
–100% accelerated vesting of all unvested time-based equity awards; and
–100% accelerated vesting of all performance-based equity awards at target level.

32     BMC Stock Holdings, Inc.

EXECUTIVE COMPENSATION MATTERS

	Mr. Flitman		Mr. Major		Ms. Hamblet		Mr. McGaugh		Mr. Farmer
Payments and Benefits upon a Termination as a Result of Death or Disability	–	Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months or, if more favorable, treatment as set forth in applicable grant agreements.	–	100% accelerated vesting of all unvested time-based equity awards.	–	Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months; and 100% accelerated vesting of any unvested portion of the 50,000 RSU grant made in February 2017.	–	Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months; and 100% accelerated vesting of any unvested portion of the 42,500 RSU grant made in February 2017.	–	Accelerated vesting of unvested time-based equity awards that would have vested within the following 12 months.
Restrictive Covenants	–	Confidentiality covenant, assignment of inventions covenant and a 24-month non-competition and non-solicit covenant.	–	Intellectual property, non-disclosure and non-competition provisions that extend for 12 months after a termination of employment.	–	Confidentiality covenant, assignment of inventions covenant and a 12-month (or 24-month if in connection with a change of control) non-competition and non-solicit covenant.	–	Confidentiality covenant, assignment of inventions covenant and a 12-month (or 24-month if in connection with a change of control) non-competition and non-solicit covenant.	–	Confidentiality covenant, assignment of inventions covenant and a 12-month (or 24-month if in connection with a change of control) non-competition and non-solicit covenant.

As used in the agreements, the term “change in control” includes the following events: (i) approval by the Board of a plan of liquidation, dissolution or winding-up of the Company; (ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries; (iii) any person (other than the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company, and for Mr. Major, Gores Building Holdings, which we refer to as Gores, or its affiliates, or for Mr. Farmer, Ms. Hamblet and Mr. Farmer, any trustee or other fiduciary holding securities under any employee benefit plan of the Company), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities; and (iv) subject to certain exceptions, a merger or consolidation of the Company with any other entity, which we refer to as a Merger Partner, as a result of which (A) the voting securities in the Merger Partner immediately prior thereto represent more than 50% of the combined voting power in the surviving entity immediately thereafter, or (B) the stockholders of the Merger Partner immediately prior to such transaction have the power to elect or designate a majority of the members of the board of the Company or the surviving entity. Under Mr. Major’s employment agreement, the decrease of the equity holdings of Gores or any of its affiliates in the Company does not constitute a “change in control,” unless such reduction in equity holdings is part of a transaction that constitutes a “change in control” pursuant to clauses (iii) or (iv) above.

The terms Cause and Good Reason are individually defined in each of the agreements, as amended where applicable.

Payments to Mr. Alexander and Mr. Keltner
Given his termination of employment on January 10, 2018, Mr. Alexander received the payments and benefits described above under “Separation Agreements with Mr. Alexander.” Mr. Keltner terminated employment with the Company on September 26, 2018, returning to his non-employee director position with the Company.

2019 Proxy Statement     33

EXECUTIVE COMPENSATION MATTERS

Payments to Other Named Executive Officers
The table below reflects amounts that would have been payable to each of our other named executive officers assuming their employment was terminated on December 31, 2018 and assuming that the NEO executed a general release of claims against us. For a description of the amounts reflected below, see the “Employment Agreements with Other NEOs” section above.

Name	Benefit(2)	Termination Without Cause or for Good Reason ($)		Termination for Death or Disability ($)		Termination Without Cause or for Good Reason in Connection with Change in Control(4) ($)
David E. Flitman	Severance payable over 24 months	3,100,000		—		4,650,000
	Continuation of benefits	12,253		—		12,253
	Value of accelerated RSUs	301,003	(3)	903,010	(3)	2,709,015	(3)
James F. Major, Jr.	Severance payable over 18 months	1,969,875		—		3,283,125
	Continuation of benefits	19,671		—		19,671
	Value of accelerated RSUs	—		679,417	(3)	679,417	(3)
Lisa M. Hamblet	Base salary continuation	333,638		—		667,276
	Bonus	333,638		—		667,276
	Continuation of benefits	13,114		—		13,114
	Value of accelerated RSUs	578,508	(3)	578,508	(3)	933,645	(3)
Michael McGaugh(1)	Base salary continuation	563,750		—		1,127,500
	Bonus	563,750		—		1,127,500
	Continuation of benefits	13,114		—		13,114
	Value of accelerated RSUs	577,729	(3)	577,729	(3)	1,273,323	(3)
Mike Farmer	Base salary continuation	275,000		—		550,000
	Bonus	206,250		—		412,500
	Continuation of benefits	12,529		—		12,529
	Value of accelerated RSUs	47,792	(3)	47,792	(3)	319,074	(3)

(1)	Mr. McGaugh left employment with the Company effective as of March 11, 2019, and became entitled to the payments and benefits described under “Employment Agreements with Other NEOs” above.
(2)	The calculation of severance payments for each executive is further described under “Employment Agreements with Other NEOs” above.
(3)	Includes unvested restricted stock units that would accelerate in connection with the applicable termination event valued based on the closing price for our common stock on December 31, 2018, which was $15.48.
(4)	Under Mr. Major’s employment agreement, a termination without cause within two months prior to, or 12 months after, a change in control is deemed to be in connection with such change in control. Under the employment agreements with the other named executives, a termination without cause or resignation for good reason within 90 days prior to, or six months after, a change in control is deemed to be in connection with such change in control.

CEO PAY RATIO

The 2018 annual total compensation of the median compensated employee was $37,409; our CEO’s 2018 annual total compensation for purposes of this pay ratio was $6,094,360, and the ratio of these amounts was 1-to-163. Our CEO, David Flitman, became our CEO on September 26, 2018, and for purposes of the pay ratio calculation, we annualized his compensation reported in the Summary Compensation Table on page 27 (specifically, his base salary, cash bonus and all other compensation) as if he were CEO for the full fiscal year. Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records. As permitted by SEC rules, for our fiscal 2018 pay ratio reported above, we used the same median employee that we used for our fiscal 2017 pay ratio, as we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. We identified the median compensated employee from our employee population as of December 31, 2017 using total cash compensation paid to our employees during fiscal 2017.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

34     BMC Stock Holdings, Inc.

STOCK OWNERSHIP TABLE

The following table contains information about the beneficial ownership of our common stock as of March 1, 2019 (unless otherwise noted), by:

–	Each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
–	Each of our directors and nominees for director;
–	Each of our NEOs; and
–	All of our current directors and executive officers as a group.

Percentages of common stock owned are based on 66,594,318 shares outstanding as of March 1, 2019.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The number of shares deemed to be outstanding and beneficially owned includes shares of restricted stock and shares issuable upon settlement of restricted stock units that will vest within 60 days of March 1, 2019, and options that are currently exercisable or exercisable within 60 days of March 1, 2019. These shares, however, are not deemed outstanding for the purposes of computing the ownership percentage of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated, the address of each of the individuals named below is the Company’s address listed on the last page of this proxy statement.

	Shares Beneficially Owned
Name	Number	Percent
5% Stockholders:
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(1)	4,799,632	7.2%
Ruane, Cunniff & Goldfarb Inc., 9 West 57th Street, Suite 5000, New York, NY 10019-2701(2)	4,000,000	6.0%
Frontier Capital Management Co., LLC, 99 Summer Street, Boston, MA 02110(3)	3,529,044	5.3%
AllianceBernstein L.P., 1345 Avenue of the Americas, New York, NY 10105(4)	3,410,688	5.1%
Directors and Named Executive Officers:
David E. Flitman	11,000	*
James F. Major, Jr.(5)	259,354	*
Lisa M. Hamblet(6)	80,866	*
Mike Farmer(7)	8,563	*
Mark A. Alexander	3,537	*
Cory J. Boydston	724	*
Henry Buckley	3,537	*
David W. Bullock	43,397	*
David L. Keltner	31,702	*
Michael T. Miller	24,252	*
James O’Leary	34,252	*
Jeffrey G. Rea(8)	264,346	*
Carl R. Vertuca, Jr.(9)	59,334	*
Michael McGaugh	24,502	*
Peter C. Alexander(10)	472,087	*
All Current Directors and Executive Officers as a Group (14 persons)(11)	824,864	1.2%

2019 Proxy Statement     35

STOCK OWNERSHIP INFORMATION

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	According to a Schedule 13G/A filed with the SEC on February 4, 2019, represents (i) 4,583,450 shares for which BlackRock, Inc. (“BlackRock”) has sole voting power and (ii) 4,799,632 shares for which BlackRock has sole dispositive power.
(2)	According to a Schedule 13G/A filed with the SEC on February 14, 2019, represents shares for which Ruane, Cunniff & Goldfarb, Inc. has sole voting and dispositive power.
(3)	According to a Schedule 13G/A filed with the SEC on February 11, 2019, represents (i) 1,671,167 shares for which Frontier Capital Management Co., LLC (“Frontier”) has sole voting power and (ii) 3,529,044 shares for which Frontier has sole dispositive power.
(4)	According to a Schedule 13G filed with the SEC on February 13, 2019, represents (i) 2,822,077 shares for which AllianceBernstein L.P. (“AllianceBernstein”) has sole voting power and (ii) 3,410,688 shares for which AllianceBernstein has sole dispositive power.
(5)	Includes 79,177 shares of common stock issuable upon exercise of existing options that have vested and 2,361 shares issuable upon the vesting of restricted stock within 60 days of March 1, 2019.
(6)	Includes 40,096 shares of common stock issuable upon exercise of existing options that have vested and 1,378 shares issuable upon the vesting of restricted stock within 60 days of March 1, 2019.
(7)	Includes 5,081 shares of common stock issuable upon exercise of existing options that have vested and 1,045 shares issuable upon the vesting of restricted stock units within 60 days of March 1, 2019.
(8)	Includes 221,201 shares of common stock issuable upon exercise of existing options that have vested.
(9)	Includes 5,000 shares of common stock held by MJR Ventures, LLC for whom Mr. Vertuca has sole dispositive and voting power.
(10)	Information is as of March 20, 2018. Mr. Alexander left employment with the Company and resigned as a director of the Company, effective as of January 10, 2018. Includes (i) 116,035 shares of common stock held by Kinderoaks Family, LLC, for whom Mr. Alexander has shared dispositive and voting power and (ii) 292,349 shares of common stock held by The Peter C. Alexander Revocable Trust, for which Mr. Alexander has sole dispositive and voting power.
(11)	Includes 345,555 shares of common stock issuable upon exercise of existing options that have vested and 4,784 shares issuable upon the vesting of restricted stock units within 60 days of March 1, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our common stock, to file reports with the SEC regarding their initial ownership of the Company’s common stock and changes in their ownership. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the reports filed for fiscal 2018 and related written representations, we believe that all of our directors and executive officers filed the required reports on a timely basis under Section 16(a), except that one Form 4 to report a sale of shares for Mike Farmer was inadvertently filed late due to administrative error.

36     BMC Stock Holdings, Inc.

Q	Why did I receive a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”)?

A	Pursuant to SEC rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Q	What is the purpose of the proxy materials?

A

The Board is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. The Annual Meeting is being held to elect three Class III directors to hold office until the 2022 Annual Meeting (Proposal 1), ratify the selection of PwC as the Company’s independent auditor for 2019 (Proposal 2) and approve, in an advisory vote, the compensation of the Company’s named executive officers (Proposal 3). All stockholders who held shares of BMC common stock as of the close of business on March 21, 2019 (the “Record Date”) are entitled to attend the Annual Meeting and to vote on the items of business outlined above.

Whether or not you choose to attend the Annual Meeting, you are urged to vote your shares via the Internet, by telephone or by mail (see “How do I vote?” below) as soon as possible so that your shares are represented at the meeting. If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you are a record holder and you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the Board’s recommendations (see “What vote is necessary to approve each proposal and what are the Board’s recommendations?” below).

We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. If for any reason any of the nominees for election as director becomes unavailable for election, the proxy holders may exercise discretionary authority to vote for any substitute nominees that may be proposed by the Board.

Q	How do I access the proxy materials?

A	The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials (and to vote), you will need to visit www.proxyvote.com and have available your control number contained in your Notice.

Q	How do I request paper copies of the proxy materials?

A	You may request paper copies of the 2019 proxy materials by following the instructions at www.proxyvote.com, by calling (800) 579-1639, or by sending an email to sendmaterial@proxyvote.com. Please make your request by May 2, 2019.

Q	What is the difference between a record holder and a holder of shares in street name?

A	You are a record holder if you hold shares of BMC common stock directly in your name through our transfer agent, Computershare Trust Company, N.A. (“Computershare”). If you hold shares of BMC common stock through a broker, bank, trust or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

2019 Proxy Statement     37

FREQUENTLY ASKED QUESTIONS ABOUT THESE PROXY MATERIALS & VOTING

Q	Can I attend the Annual Meeting?

A	The Annual Meeting will be held at Courtyard by Marriott, 10600 Little Brier Creek Lane, Raleigh, NC 27617 at 7:00 a.m., Eastern Time, on May 16, 2019. If you held shares of BMC common stock as of the close of business on the Record Date (or you hold a valid proxy for the Annual Meeting), you may attend the Annual Meeting, including being able to submit questions during the meeting and vote. We invite all BMC stockholders (as of the Record Date) to attend the Annual Meeting. For the safety of all meeting attendees, we have implemented the following security and admission policies.

Security Procedures. For security reasons, you will need both an admission card and a current government-issued picture identification (such as a driver’s license or a passport) to enter the meeting. Please follow the instructions below and an admission card will be mailed to you. The Company may implement additional security procedures for the safety of meeting attendees, including prohibiting attendees from taking photographs or videos.

Who Can Attend The Meeting. Attendance is limited to BMC stockholders as of the Record Date (or their named representatives) and members of their immediate family. We reserve the right to limit the number of representatives who may attend. In addition, you may need to register in advance to attend the Annual Meeting, depending on how you hold your shares:

−if you are a stockholder of record, you do not need to register in advance to attend the Annual Meeting; and
−if you are a street-name holder, you must register in advance to attend the Annual Meeting by submitting proof of your authority to vote your shares (which we refer to as a “legal proxy”) from your broker, bank, trust or other nominee. To request a legal proxy, please follow the instructions at www.proxyvote.com. You will receive a confirmation of your registration by email after we receive your registration materials.

Q	Am I entitled to vote?

A

A You are entitled to vote if you were the record holder of shares of BMC common stock as of the Record Date. If you are a street-name holder, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

Q	How many votes can be cast by all stockholders?

A	All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the Annual Meeting. Stockholders do not have cumulative voting rights. There are a total of 66,507,441 potential votes, consisting of one vote for each share of BMC common stock issued and outstanding as of the Record Date.

Q	How do I vote?

A	You can vote in any of the following ways before the Annual Meeting:

−By Internet. You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders) or voting instruction form (for street-name holders) available when you access the website.
−By telephone. If you received paper copies of the proxy materials and you are a record holder within the United States or Canada, you may vote by telephone by calling the toll-free telephone number on the proxy card (800) 690-6903, which is available 24 hours a day, and following the prerecorded instructions. Have your proxy card available when you call. If you are a street-name holder, follow the voting instructions you received from your broker, bank, trustee or other nominee.
−By mail. If you received paper copies of the proxy materials and you are a record holder, you may vote by mail by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a street-name holder, follow the voting instructions you received from your broker, bank, trustee or other nominee.

Please see “Can I attend the Annual Meeting?” above for instructions on how to register for (if applicable) and attend the Annual Meeting.

If you received more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice or, if provided, proxy card or voting instruction form, so that all of your shares are voted.

38     BMC Stock Holdings, Inc.

FREQUENTLY ASKED QUESTIONS ABOUT THESE PROXY MATERIALS & VOTING

Q	What are the deadlines for voting if I am not voting at the Annual Meeting?

A	You can vote by Internet or by telephone until 11:59 p.m., Eastern Time on May 15, 2019. If you vote by mail, your proxy card or voting instruction form, as applicable, must be received by May 15, 2019.

Q	What if I am a street-name holder and I do not provide my broker or other nominee with instructions about how to vote my shares?

A	You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Proposal 2 (ratification of selection of independent auditor), which is considered a “routine” matter under NYSE rules. Proposal 1 (election of directors) and Proposal 3 (say on pay) are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these proposals if you do not provide instructions using one of the methods described above. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.

Q	Can I revoke my proxy or change my vote?

A	Yes, you may revoke any proxy that you previously granted or change your vote by:

−submitting another vote via the Internet, by telephone or by mailing a later dated proxy card or voting instruction form (within the time period specified above for voting);
−attending and voting online at the Annual Meeting;
−if you are a record holder, giving written notice of revocation to the Corporate Secretary at the Company’s address on the last page of this proxy statement (within the time period specified above for voting); or
−if you are a street-name holder, following the instructions provided by your broker, bank, trustee or other nominee.

Q	What constitutes a quorum?

A

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the outstanding shares of BMC common stock as of the Record Date are represented at the Annual Meeting, either by attending and voting at the Annual Meeting or by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

Q	Who will count the vote?

A	Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

Q	Will a list of stockholders be made available?

A	Yes, we will make a list of stockholders available during the Annual Meeting and, for 10 business days prior to the meeting, between 9:00 a.m. and 4:00 p.m. Eastern Time, at the Company’s address on the last page of this proxy statement.

Q	Who pays for the cost of soliciting votes?

A	BMC will pay the costs of the solicitation, including the preparation, assembly, printing and mailing of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the street-name holders of our common stock. The Company and its directors, officers and employees also may solicit proxies by mail, personally, by telephone or by other appropriate means, without additional compensation.

Q	What is “householding”?

A	The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of proxy materials, including the Notice, the Notice of Annual Meeting of Stockholders, proxy statement and annual report to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

2019 Proxy Statement     39

FREQUENTLY ASKED QUESTIONS ABOUT THESE PROXY MATERIALS & VOTING

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement or other proxy materials or wish to revoke your decision to household. These options are available to you at any time. If you receive a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of the Notice, the Notice of Annual Meeting of Stockholders, proxy statement or annual report mailed to you, you may also submit a request to our Corporate Secretary at the Company’s address listed on the last page of this proxy statement, or call our Investor Relations department at (919) 431-1133, and we will promptly send you the requested materials.

Q	What vote is necessary to approve each proposal and what are the Board’s recommendations?

A	The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the Board’s recommendations:

Proposal	Election of Directors	Auditor Ratification	Say on Pay
Voting Standard	Plurality of the votes of the shares present and entitled to vote*	Majority of shares present and entitled to vote	Majority of shares present and entitled to vote
Broker Non-Votes	Not counted as entitled to vote and therefore no effect	Not applicable (brokers can vote uninstructed shares)	Not counted as entitled to vote and therefore no effect
Treatment of Abstentions	Not applicable**	Will be treated the same as a vote AGAINST	Will be treated the same as a vote AGAINST
Board Recommendation	FOR	FOR	FOR

*	Those directors receiving the highest number of votes FOR will be elected.
**	You can either vote FOR or WITHHOLD your voting authority with respect to one or more of the director nominees.

Q	How can I find out the results of the voting at the Annual Meeting?

A	We will announce the preliminary voting results at the Annual Meeting. In addition, final voting results will be published on a Form 8-K that we expect to file within four business days after the Annual Meeting.

40     BMC Stock Holdings, Inc.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Proposals to be included in our proxy statement. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2020 Annual Meeting. To be eligible, your proposal must be received by us no later than the close of business on November 30, 2019, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules.

Business proposals and director nominations to be presented at the annual meeting. Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2020 Annual Meeting that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our Bylaws. Stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Corporate Secretary in writing not earlier than January 17, 2020, and not later than February 16, 2020. Such notice must set forth certain information specified in our Bylaws. All stockholder proposals should be in writing and be submitted to the Corporate Secretary at the Company’s address on the last page of this proxy statement.

A copy of our Bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from the Corporate Secretary at the Company’s address on the last page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

INCORPORATION BY REFERENCE

We provide website addresses throughout this document for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Neither the Compensation Committee report nor the Audit Committee report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any of our SEC filings, except to the extent that we specifically incorporate such information by reference.

AVAILABILITY OF SEC FILINGS & GOVERNANCE DOCUMENTS

Copies of our reports we file with the SEC, our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and the charters of the Audit Committee, Compensation Committee and Governance Committee are posted on and may be obtained through our Investor Relations website at ir.buildwithbmc.com, or may be requested in print, at no cost, by:

−	calling (919) 431-1133;
−	emailing a request to investors@buildwithbmc.com; or
−	mailing a request to our Investor Relations department at the Company’s address on the last page of this proxy statement.

By Order of the Board of Directors,

Timothy D. Johnson
Executive Vice President, General Counsel and Corporate Secretary
Raleigh, North Carolina
March 29, 2019

2019 Proxy Statement     41

ADDITIONAL INFORMATION

APPENDIX A – NON-GAAP MEASURES

Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). The Company believes that this measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results. Adjusted EBITDA is defined as net income plus interest expense, interest income, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, acquisition costs and other items.

Company management uses Adjusted EBITDA for trend analyses and for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and the Board. The Company believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider this measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA does not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA does not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and (vi) Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA in conjunction with GAAP results. Readers should review the reconciliation of net income to Adjusted EBITDA below, and should not rely on any single financial measure to evaluate the Company’s business.

(in thousands)	2016	2017	2018
Adjusted EBITDA
Net income	$30,880	$57,425	$119,738
Interest expense	30,131	25,036	24,035
Interest Income	—	—	(758)
Income tax expense	14,266	24,402	37,176
Depreciation and amortization	68,680	69,217	65,388
Merger and integration costs	15,340	15,336	3,998
Inventory step-up charges	2,884	—	—
Non-cash stock compensation expense	7,252	6,769	11,315
Acquisition costs	—	424	1,829
Sale of Coleman Floor	—	—	656
Loss on debt extinguishment	12,529	—	—
Impairment of assets	11,928	435	—
Other items	—	959	2,502
Adjusted EBITDA	$193,890	$200,003	$265,879

42     BMC Stock Holdings, Inc.

BMC STOCK HOLDINGS, INC.
8020 ARCO CORPORATE DRIVE, SUITE 400
RALEIGH, NC 27617

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E55621-P16955	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BMC STOCK HOLDINGS, INC.
The Board of Directors recommends you vote FOR each of the Class III director nominees to the Board in Proposal 1 and FOR Proposals 2 and 3.
Management Proposals:

1.	Election of Class III Directors:		For	Withhold

	1a.	Cory J. Boydston	□	□

	1b.	Henry Buckley	□	□

	1c.	Carl R. Vertuca, Jr.	□	□

		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	□	□	□

3.	Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in the proxy statement.	□	□	□

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

E55622-P16955

BMC STOCK HOLDINGS, INC.
Annual Meeting of Shareholders
May 16, 2019 7:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David E. Flitman, Timothy D. Johnson and James F. Major, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BMC STOCK HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 7:00 AM, EDT on May 16, 2019, at Courtyard by Marriott, 10600 Little Brier Creek Lane, Raleigh, NC 27617 and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable or unavailable to serve).

This proxy, when properly executed, will be voted in the manner directed herein. If a properly executed proxy is returned and no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side